Exhibit 6.2

EXECUTION COPY

SUITES 160 & 270

COMMONS V MEDICAL OFFICE BUILDING

NAPLES, FLORIDA

Building Reference No.: 110501

MEDICAL OFFICE BUILDING LEASE

BETWEEN

HTA- COMMONS V, LLC,

a Delaware limited liability company

(“LANDLORD”)

AND

HLYK FLORIDA, LLC,

a Florida limited liability company

(“TENANT”)

Commons V MOB Naples, FL HRG	(HTA BUILDING NO. 110501) HLYK Florida, LLC -- Lease

Commons V MOB	i	(HTA BUILDING NO. 110501)
Naples, FL		HLYK Florida, LLC – Lease

TABLE OE CONTENTS

(continued)

EXHIBITS:

Exhibit A	-	OUTLINE AND LOCATION OF PREMISES
Exhibit B	-	EXPENSES AND TAXES
Exhibit C	-	WORK LETTER
Exhibit D	-	INTENTIONALLY OMITTED
Exhibit E	-	BUILDING RULES AND REGULATIONS
Exhibit F	-	ADDITIONAL PROVISIONS
Exhibit G	-	CONTROL OF DANGEROUS/HAZARDOUS CHEMICALS AND MATERIALS; MOLD
Exhibit H	-	STATE LAW RIDER
Exhibit I	-	FORM OF GUARANTY OF LEASE

Commons V MOB	ii	(HTA BUILDING NO. 110501)
Naples, FL		HLYK Florida, LLC – Lease

MEDICAL OFFICE BUILDING LEASE

THIS MEDICAL OFFICE BUILDING LEASE (this “Lease”) is dated as of 4/5/2019 (the “Lease Date”, and if the foregoing is blank, the Lease Date shall be deemed to be the date below Landlord’s signature), by and between HTA – COMMONS V, LLC, a Delaware limited liability company (“Landlord”), and HLYK FLORIDA, LLC, a Florida limited liability company (“Tenant”).

1. Basic Lease Provisions and Summary.

1.1                     The following exhibits and attachments are incorporated into and made a part of this Lease:                 (Outline and Location of Premises),                    (Expenses and Taxes),                  (Work Letter, if required),                   (Intentionally Omitted),                E (Building Rules and Regulations),                  (Additional Provisions),               (Control of Dangerous/Hazardous Chemicals and Materials; Mold),                 (State Law Rider); and Exhibit I (Form of Guaranty).

1.2 “Building” shall mean the building located at 800 Goodlette Road North, Naples Florida 34102, commonly known as Commons V Medical Office Building.

1.3 “Rentable Square Footage of the Building” is deemed to be 60,644 rentable square feet as of the Lease Date.

1.4 “Premises” shall mean the area shown on Exhibit A to this Lease, which is currently identified as follows:

Suite 160	1,075 rentable square feet
Suite 270	2,617 rentable square feet

If the Premises include one or more floors in their entirety, all corridors and restroom facilities located on such full floor(s) shall be considered part of the Premises.

1.5 The “Rentable Square Footage of the Premises” is deemed to be 3,692 rentable square feet (each suite containing the approximate rentable square footage indicated in Section 1.4 above) as of the Lease Date. Upon Substantial Completion of the Landlord Work, and at any time during the Term, Landlord may remeasure the Premises and/or Building in accordance with then current BOMA standards, and if the re-measurement results in a different Rentable Square Footage of the Building or of the Rentable Square Footage of the Premises than is set forth in this Section 1.5 and/or Section 1.3, the parties shall promptly execute an amendment to this Lease setting forth the actual Rentable Square Footage of the Premises and adjusting any amounts in this Lease which are calculated based on the Rentable Square Footage in the Premises, including without limitation Base Rent, Security Deposit, Tenant’s Pro Rata Share of Operating Expenses and any Allowance.

1.6 “Base Rent”: Base Rent shall be payable as follows and as further provided in Section 4.[;

	Annual Rate	Monthly
Period	Per Square Foot	Base Rent
April 16, 2019 - May 15, 2020	$18.10	$5,568.77
April 16, 2020 -- May 15, 2021	$18.64	$5 734.91
April 16, 2021 -- May 30, 2022	$19.20	$5,907.20

1.7 INTENTIONALLY OMITTED.

1.8 “Initial Payment”: $13,648.10, which shall include the first installment of Base Rent for the first full calendar month of the Term for which Base Rent is due and the Security Deposit, if any. In addition, Tenant shall pay, as part of the Initial Payment, the prorated amount of Base Rent for the first partial month of the Term, if any, and the first monthly installment of Additional Rent for Expenses and Taxes as estimated by Landlord.

Commons V MOB	1	(HTA BUILDING NO. 110501)
Naples, FL		HLYK Florida, LLC – Lease

1.9 “Tenant’s Pro Rata Share: As of the Lease Date, Tenant’s Pro Rata Share is 6.088%, which is calculated by dividing the Rentable Square Footage of the Premises by the Rentable Square Footage of the Building. In accordance with Section 1.5, Tenant acknowledges that Landlord has the full authority to remeasure the Premises and/or Building at any time during the Term in accordance with then current BOMA standards and to adjust Tenant’s Pro Rata Share accordingly.

1.10 INTENTIONALLY OMITTED.

1.11 “Term”: The period commencing on April 16, 2019 (the “Commencement Date”) and, unless terminated earlier in accordance with this Lease, ending on May 30, 2022 (the “Expiration Date”).

1.12 “Delivery of Possession”: Landlord shall deliver possession of the Premises as provided in Section 3.1.

1.13 “Allowance(s)”: means an amount that is equal to the lesser of $23,000.00 (approximately $6.23 per rentable square foot of the Premises) or the actual cost of Substantial Completion of the Landlord Work as further set forth in Exhibit C.

1.14 “Security Deposit”: $5,907.20 as more fully described in Section 6.

1.15 “Guarantor(s)”: HEALTHLYNKED CORP., a Nevada corporation. Concurrent with Tenant’s execution and delivery of this Lease, Tenant shall cause each Guarantor, if any, to execute and deliver a guaranty in favor of Landlord in the form attached as Exhibit I.

1.16 “Broker(s: None (“Landlord’s Broker”) and None (“Tenant’s Broker”).

1.17 “Permitted Use:

Suite 160	Medical office use of hvperbaric chamber
Suite 270	Medical office and ancillary office use relating to an functional and integrative medical clinic focusing on quality of life and well- being, including supplemental nutritional sales and IV therapies.

1.18 “Notice Address(es)”:

Landlord:	Tenant:

16435 North Scottsdale Road, Suite 320	1035 Collier Center Way, Suite 3
Scottsdale, AZ 85254	Naples, FL 34110
Telephone: (480) 998-3478
Fax: (480) 991-0755
Attn: Chief Executive Officer

And with copies by electronic mail to:	From and after the Commencement Date:

SCOTIPETERS@HTAREIT.COM AND AMANDAHOUGHTON@HTAREIT.COM	At the Premises or by electronic mail (except as required by Law) to: goleary@sksconsulting.us.

Tenant E-mail Address for Billing Notices:

goleary@sksconsulting.us.

Rent shall be paid at the address provided by Landlord to Tenant in writing from time to time.

Commons V MOB	2	(HTA BUILDING NO. 110501)
Naples, FL		HLYK Florida, LLC – Lease

1.19 “Business Day(s)” are Monday through Friday of each week, exclusive of New Year’s Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day (“Holidays). Landlord may designate additional Holidays that are commonly recognized by other office buildings in the area where the Building is located. “Building Service Hours” are 7:00 A.M. to 7:00 P.M. on Business Days and 6:00 A.M. to 3:00 P.M. on Saturdays. Lf not specified, “days” shall mean all calendar days.

1.20 “Landlord Work” means the work, if any, that Landlord is obligated to perform in the Premises pursuant to a separate agreement (the “Work Letter”), if any, attached to this Lease as Exhibit C.

1.21 “Property” means the Building and the parcel(s) of land on which it is located and, at Landlord’s discretion, the parking facilities and other improvements, if any, serving the Building and the parcel(s) of land on which they are located.

1.22 “Number of Parking Spaces” means up to 18 unreserved parking spaces (or such lower number as permitted by Law), which shall be available subject to the provisions of Exhibit F.

2. Lease Grant. The Premises are hereby leased to Tenant from Landlord, together with the non-exclusive right to use any portions of the Property that are designated by Landlord for the common use of tenants and others (the “Common Areas”).

3. Adjustment of Commencement Date; Possession.

3.1 The Lease shall commence as of the Commencement Date and expire on the Expiration Date set forth in Section 1.11. Notwithstanding the later occurrence of the Commencement Date or the later delivery of possession of the Premises, this Lease is effective as of the date on which it is fully executed and delivered by each party hereunder to the other party as indicated by the Lease Date, and if the Lease Date is not entered on the first page of this Lease, such effective date shall be deemed the date appearing beneath Landlord’s signature. Neither Tenant nor any of Tenant’s employees, agents or contractors shall have the right to enter upon the Premises or any portion thereof for any purpose whatsoever prior to the delivery of possession thereof by Landlord. If Landlord cannot deliver possession of the Premises to Tenant on or before the Commencement Date or any other date for any reason, Landlord shall not be subject to any liability therefor, and such failure shall not affect the validity of this Lease or the obligations of Tenant hereunder, but in such case, Tenant shall not be obligated to pay Base Rent or Additional Rent until Landlord delivers possession of the Premises to Tenant (which date shall then be deemed the Commencement Date for all purposes under this Lease. If the Expiration Date does not fall on the last day of a calendar month, then, notwithstanding anything in Section 1.6 or Section 1.1 I to the contrary, Landlord, at its option, by Notice to Tenant, may elect to adjust the Expiration Date to the last day of the calendar month in which the Expiration Date would otherwise occur, in which event the Base Rent rate, per rentable square foot, applicable to the portion of such calendar month so added to the Term shall be the same as that which applies to the preceding portion of such calendar month. Tenant understands that, notwithstanding anything to the contrary contained herein, Landlord shall have no obligation to deliver possession of the Premises to Tenant for so long as Tenant fails to deliver to Landlord executed copies of policies of insurance or certificates thereof, or any amounts or documents due upon the execution of this Lease including, without limitation, any Security Deposit, or Guaranty due hereunder, nor shall the Commencement Date or the obligation of Tenant to start paying Base Rent and Additional Rent as of such Commencement Date be delayed by any such failure or any other Tenant delay.

Commons V MOB	3	(HTA BUILDING NO. 110501)
Naples, FL		HLYK Florida, LLC – Lease

3.2 Subject to Landlord’s obligation, if any, to perfonn Landlord Work after the execution of this Lease, the Premises are accepted by Tenant in “as is” condition and configuration without any representations or warranties by Landlord. By taking possession of the Premises, Tenant agrees that the Premises are in good order and satisfactory condition. Landlord shall not be liable for a failure to deliver possession of the Premises or any other Commons V MOB Naples, FL space due to the holdover or unlawful possession of such space by another party; provided, however, Landlord shall use commercia1ly reasonable efforts to obtain possession of any such space. In such event, the Commencement Date for the Premises, or the commencement date for such other space, as applicable, shall be postponed until the date Landlord delivers possession ofsuch space to Tenant free from occupancy by any party. Except as otherwise provided in this Lease, Tenant shall not be permitted to take possession of or enter the Premises prior to the Commencement Date without Landlord’s permission. If Tenant takes possession of or enters the Premises before the Commencement Date, Tenant shall be subject to the terms and conditions of this Lease; provided, however, except for the cost of services requested by Tenant (e.g., after-hours HVAC service), Tenant shall not be required to pay Rent for any entry or possession before the Commencement Date during which Tenant, with Landlord’s approval, has entered, or is in possession of, the Premises for the sole purpose of performing improvements or installing furniture, equipment or other personal property.

4. Rent.

4.1 Tenant shall pay Landlord, without any demand, offset, deduction, condition or delay unless expressly set forth in this Lease, all Base Rent and Additional Rent due for the Tenn (collectively referred to as “Rent). “Additional Rent” means all sums or charges (exclusive of Base Rent) that Tenant is required to pay Landlord or that are chargeable to or payable by Tenant under this Lease at any time. Tenant shall pay and be liable for all rental, sales and use taxes (but excluding income taxes), if any, imposed upon or measured by Rent. Base Rent and recurring monthly charges of Additional Rent shall be due and payable in advance on the first day of each calendar month during the Term after the Commencement Date without Notice or demand, provided that the Initial Payment shall be payable upon the execution of this Lease by Tenant. All other items of Rent shall be due and payable by Tenant on or before 30 days after billing by Landlord. Rent shall be made payable to the entity, and sent to the address, Landlord designates to Tenant and shall be made by good and sufficient check or by other means acceptable to Landlord. If Tenant does not pay any Rent when due hereunder, Tenant shall pay Landlord’s costs and an administration fee equal to the greater of $250 or 2% of such delinquent Rent payment (or such lesser amount as required by Law), provided that Tenant shall be entitled to a grace period of up to 5 days. In addition, past due Rent shall accrue interest at the rate of 10% per annum, and Tenant shall pay Landlord a reasonable fee for any checks returned by Tenant’s bank for any reason. Landlord’s acceptance of Jess than the correct amount of Rent shall be considered a payment on account of the oldest obligation due from Tenant hereunder, then to any current Rent then due hereunder, notwithstanding any statement to the contrary contained on or accompanying any such payment from Tenant. Rent for any partial month during the Term shall be prorated. No endorsement or statement on a check or letter accompanying payment shall be considered an accord and satisfaction. Tenant’s covenant to pay Rent is independent of every other covenant in this Lease.

4.2 Tenant shall pay Tenant’s Pro Rata Share of Taxes and Expenses in accordance with Exhibit B of this Lease. “Operating Expenses” as used in this Lease shall include Taxes and Expenses.

5. Compliance with Laws; Permitted Use.

The Premises shall be used for the Permitted Use and for no other use whatsoever. Tenant shall comply, at Tenant’s sole cost, with all statutes, codes, ordinances, orders, rules and regulations of any local, state or federal governmental entity or agency whether in effect now or later, including the Americans with Disabilities Act, any laws regarding the use, handling and storage of hazardous materials, any laws governing the practice of medicine, including with respect to patient referrals and anti-kickback and the security and maintenance of patient records, and any and all legally binding orders, rulings, regulations or guidelines, as well as any private rules, regulations, ground leases, easement agreements, covenants, conditions and restrictions of record governing the Property, the Premises or Tenants use or occupancy thereof or applicable thereto (“Law(s”), with respect to the operation of Tenant’s business and the use, condition, configuration and occupancy of the Premises. In addition, Tenant shall, at its sole cost, promptly comply with any Laws that relate to the “Base Building” (defined below), but only to the extent such obligations are triggered by Tenant’s use of the Premises, other than for general medical office use, or Alterations or improvements in the Premises performed or requested by Tenant, and provided that, at Landlord’s written election, Landlord may (but shall not be required) to comply with Laws on behalf of Tenant, at Tenant’s sole cost and may (but shall not be required) to include the costs of such compliance in Expenses. If Landlord elects to comply with Laws on behalf of Tenant by performing work in the Premises, Landlord shall provide a written estimate of the costs of such compliance work and Tenant shall have 10 days after the date of such notice (or such shorter period, if required by Laws) in which to cure any non-compliance triggering such costs before Landlord shall perform any such work. Tenant shall pay Landlord’s cost of such compliance upon 30 days’ Notice. “Base Building” shall include the structural portions of the Building, the public restrooms in the Common Areas and the Building mechanical, electrical and plumbing systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located. Tenant shall promptly provide Landlord with copies of any notices it receives regarding an alleged violation of Law. Tenant shall not exceed the standard density limit for the Building. Tenant shall comply with all Laws and the rules and regulations of the Building attached as Exhibit E and such other reasonable rules and regulations adopted by Landlord from time to time and disclosed to Tenant, including any rules and regulations for the performance of Alterations (defined in Section 9.3).

Commons V MOB	4	(HTA BUILDING NO. 110501)
Naples, FL		HLYK Florida, LLC – Lease

6. Security Deposit. The Security Deposit, Guaranty or such other amount or form of security required by this Lease or held by Landlord (which amounts shall all be deemed subject to the provisions affecting the Security Deposit as provided in this Section 6) shall be delivered to Landlord upon the execution of this Lease by Tenant and held by Landlord without liability for interest, including on any amounts drawn or paid under such Guaranty, or other security (unless required by an unwaivable provision of Law) as security for the performance of Tenant’s obligations. The Security Deposit is not an advance payment of Rent or a measure of damages. Landlord may from time to time and without prejudice to any other remedy provided in this Lease or by Law, use all or a portion of the Security Deposit to the extent necessary to satisfy past due Rent or to satisfy any other loss or damage resulting from Tenant’s breach under this Lease. If Landlord uses any portion of the Security Deposit, Tenant, within 5 days after demand, shall restore the Security Deposit to its original amount. Landlord shall return any unapplied portion of the Security Deposit, minus a non-refundable cleaning fee equal to 10% of the first month’s Base Rent or $125, whichever is greater, to Tenant within 45 days after the later to occur of: (a) determination of the final Rent due from Tenant; or (b) the later to occur of the Expiration Date or the date Tenant surrenders the Premises to Landlord in compliance with Section 25. Landlord may assign the Security Deposit to a successor or Transferee and, following the assignment, Landlord shall have no further liability for the return of the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts. To the fullest extent permitted by Law, Tenant hereby waives any and all applicable statutory requirements with respect to the Security Deposit, including with respect to how it is held, when it is returned or interest due thereon, and agrees that any such matters shall be subject solely to the express provisions of this Lease.

7. Building Services.

7.1 Landlord shall furnish Tenant with the following services during Building Service Hours: (a) water for use in the Base Building lavatories and as otherwise specified or required pursuant to final construction documents the Landlord Work or any Alterations; (b) customary heat and air conditioning in season during Building Service Hours, although (i) Tenant shall have the right to receive HVAC service during hours other than Building Service Hours by paying Landlord’s then standard charge (as determined by Landlord in its sole discretion) for additional HVAC service and providing such prior Notice as is reasonably specified by Landlord, and (ii) if Tenant is expressly permitted by this Lease or Notice from Landlord to connect any supplemental HVAC units to the Building’s condenser water loop or chilled water line, such permission shall be conditioned upon Landlord having adequate excess capacity from time to time and such connection and use shall be subject to Landlord’s reasonable approval and reasonable restrictions imposed by Landlord, and Landlord shall have the right to charge Tenant a connection fee and/or a monthly usage fee, as reasonably determined by Landlord; (c) standard janitorial service to the Common Areas , provided Tenant shall be solely responsible, at its sole cost and expense, for furnishing janitorial services to the Premises, including for any bio-waste or hazardous materials, using a vendor approved by Landlord; (d) elevator service (as required); (e) electricity in accordance with the tenns and conditions in Section 7.2; (f) access to the Building for Tenant and its employees 24 hours per day/7 days per week, subject to the terms of this Lease and such protective services, security or monitoring systems, if any, as Landlord may reasonably impose, including sign-in procedures and/or presentation of identification cards; and (g) such other services as Landlord reasonably determines from time to time are necessary or appropriate for the Property. If Landlord, at Tenant’s request, provides any services which are not Landlord’s express obligation under this Lease, including any repairs which are Tenant’s responsibility pursuant to Section 9, Tenant shall pay Landlord, or such other party designated by Landlord, the cost of providing such service plus a reasonable administrative charge (as determined by Landlord in its sole discretion). “Medical waste” and “bio-waste as used in this Lease shall include (i) medical devices, instruments, or paraphernalia such as syringes, sutures, swabs or wraps of any sort that are intended to come into contact with any part of the body, and (ii) biological wastes and other waste materials that results from the administration of medical care to a patient by Tenant. During the Term, Tenant shall not dispose of medical waste in the trash receptacles provided by Landlord at the Property, Building, or Premises.

Commons V MOB	5	(HTA BUILDING NO. 110501)
Naples, FL		HLYK Florida, LLC – Lease

7.2 The cost of electricity, water, gas and HVAC services (or any other utility service delivered to the Premises) used by Tenant in the Premises shall, at Landlord’s option, be paid for by Tenant either: (a) through inclusion in Expenses (except as provided for excess usage); or, if separately metered, (b) by a separate charge payable by Tenant to Landlord; or (c) by separate charge billed by the applicable utility company and payable directly by Tenant. Landlord shall have the right to measure electrical usage by commonly accepted methods, including the installation of measuring devices such as submeters and check meters. Tenant shall not, without the prior reasonable consent of Landlord, use any trade fixtures, apparatus or device on the Premises using electrical current in excess of 120 volts which shall in any way result in Excess Consumption (as defined below) nor connect, except through existing electrical outlets, water pipes, ducts or air pipes in the Premises, any apparatus or device for the purpose of using electrical current, water, heating, cooling, or air. Tenant shall not, without Landlord’s prior reasonable consent, use heat-generating machines, machines other than normal fractional horsepower office machines, equipment or lighting other than Building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the use of water above that normally furnished for the Premises by Landlord pursuant to the terms of this Lease. If such consent is given by Landlord, Landlord shall have the right to install supplementary air conditioning units or other facilities in the Premises, Tenant shall pay Landlord Additional Rent for the cost of such units or facilities and, if applicable, for the cost of purchase, installation, operation and maintenance, increased wear and tear on existing equipment due to such additional units or other facilities. “Excess Consumption” means the consumption of electrical current (including current in excess of 120 volts), water, heat, cooling, or compressed air (if compressed air is furnished by Landlord) in excess of that which would be provided to the Premises if the Premises were to be used as a general medical office during reasonable business hours on weekdays, equipped only with reasonable and customary amounts of computers, office equipment, copying machines, and medical appliances with power requirements of 30 amperes or Jess. If Landlord reasonably believes that Tenant’s proposed or actual consumption of electricity is in excess of standard consumption for general medical office use, or requires the installation of additional electrical capacity to the Building in excess of that which is reasonably necessary for general medical office use, as may occur where Tenant has installed or proposes to install MRI, X-Ray or other equipment requiring heavy electrical power consumption, then Landlord may charge Tenant directly for such excess services, and Tenant shall pay the entire cost of purchasing, installing and maintaining meters, panels, wiring and other items required to accommodate excess services to Tenant within 30 days of receipt of a written bill from Landlord.

7.3 Landlord shall have no obligation whatsoever to provide guard service or other security measures to the Premises, Building or Common Areas, and Tenant assumes all responsibility for the protection of the Premises and Tenant’s property, its employees, agents, and invitees from the acts of third parties. Any security measures installed by Tenant shall be at Tenant’s sole cost and shall be deemed Alterations subject to the provisions of Section 9, and shall be compatible with any security system then in the Premises or the Building.

7.4 Landlord’s failure to furnish, or any interruption, diminishment or termination of services due to the application of Laws, the failure of any equipment, the performance of maintenance, repairs, improvements or alterations, utility interruptions or the occurrence of an event of Force Majeure (defined in Section 26.4) (collectively, a “Service Failure”) shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent, relieve Tenant from the obligation to fulfill any covenant or agreement, nor allow Tenant to terminate the Lease. However, if the Premises, or a material portion of the Premises, are made untenantable for a period in excess of 3 consecutive Business Days as a result of a Service Failure that is reasonably within the control of Landlord to correct, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the 4” consecutive Business Day of the Service Failure and ending on the day the service has been substantially restored. If the entire Premises have not been rendered untenantable by the Service Failure, the amount of abatement shall be equitably prorated.

Commons V MOB	6	(HTA BUILDING NO. 110501)
Naples, FL		HLYK Florida, LLC – Lease

8. Leasehold Improvements; Trade Fixtures.

8.1 All improvements in and to the Premises, including any Alterations (defined in Section 9.3) (collectively, “Leasehold Improvements”) shall remain upon the Premises at the end of the Term without compensation to Tenant, provided that Tenant, at its expense, shall remove any Cable (defined in Section 9.1). In addition, Landlord, by Notice to Tenant at least 30 days prior to the Expiration Date; may require Tenant, at Tenant’s expense, to remove any Landlord Work or Alterations that, in Landlord’s reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office improvements (the Cable and such other items collectively are referred to as “Required Removables”). Required Removables shall include, without limitation, internal stairways, raised floors, personal baths and showers, vaults, rolling file systems and structural alterations and modifications and any Alterations designated as Required Removables at the time of consent. The Required Removables shall be removed by Tenant before the Expiration Date. Tenant shall repair damage caused by the installation, operation, maintenance or removal of Required Removables. If Tenant fails to perform its obligations in a timely manner, or after Landlord’s written election at the time Landlord notifies Tenant of the Required Removables (or at least 30 days prior to the Expiration Date for Cable), Landlord may perform such work at Tenant’s expense. Tenant, at the time it requests approval for a proposed Alteration, including any initial Alterations performed by Tenant or Landlord Work, as such terms may be defined in the Work Letter attached as Exhibit_C, may request in writing that Landlord advise Tenant whether the Alteration, including any initial Alterations performed by Tenant or Landlord Work, or any portion thereof, is a Required Removable, and, in such case, Landlord shall advise Tenant in writing as to which portions of the Alteration or other improvements are Required Removables at the time of granting its consent to such Alterations or Tenant improvements.

8.2 Tenant shall provide, maintain, repair and replace, at Tenant’s own expense, all of Tenant’s Personal Property, which shall include trade fixtures, equipment and furniture required by Tenant to operate its practice. All such trade :fixtures, equipment and furniture shall remain the property of Tenant, provided that Tenant hereby grants to Landlord a security interest in Tenant’s Personal Property located at the Premises as collateral for Tenant’s obligations hereunder, and Tenant’s rights with respect to Tenant’s Personal Property shall be subject to Landlord’s statutory lien thereon (if any) and the security interest provided for herein.

9. Repairs and Alterations.

9 ..1 Tenant shall periodically inspect the Premises to identify any conditions that are dangerous or in need of maintenance or repair. Tenant shall promptly provide Landlord with Notice of any such conditions. Tenant, at its sole cost, shall perform all maintenance and repairs to the Premises that are not Landlord’s express responsibility under this Lease, and keep the Premises in good condition and repair, reasonable wear and tear and damage by casualty excepted. Tenant’s repair and maintenance obligations for the Premises include, without limitation, repairs to: (a) floor covering; (b) interior partitions; (c) doors leading into the Premises; (d) the interior side of demising walls; (e) Alterations (described in Section 93); (f) supplemental air conditioning units installed by or for the exclusive benefit of Tenant (wherever located); kitchens, bathrooms, sinks and other plumbing fixtures and systems located within or exclusively serving the Premises, including hot water heaters, whether such items are installed by Tenant or are currently existing in the Premises; and (g) electronic, fiber, phone and data cabling and related equipment that is installed by or for the exclusive benefit of Tenant (collectively, “Cable”). AU repairs and other work performed by Tenant or its contractors, including that involving Cable, shall be subject to the terms of Section 9.3. If Tenant fails to make any repairs to the Premises for more than 15 days after Notice from Landlord (although no written or other notice whatsoever shall be required in an emergency), Landlord may make the repairs, and, within 30 days after demand, Tenant shall pay the reasonable cost of the repairs, together with an administrative charge in an amount equal to 10% of the cost of the repairs.

9.2 Landlord shall keep and maintain in good repair and working order and perform ordinary maintenance on the: (a) structural elements of the Building including the foundation, slab, load bearing walls, and structural components of the roof; (b) mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Building in general (but excluding such systems as are installed by or for the exclusive benefit of Tenant); (c) Common Areas; (d) roof of the Building including foundation and roof membrane; (e) exterior windows, doors (not leading directly into the Premises) and walls of the Building; and (f) elevators serving the Building. Landlord shall promptly make repairs for which Landlord is responsible. Nothing in Section 9.1 or Section 9.2 shall diminish any indemnification expressly set forth in this Lease.

Commons V MOB	7	(HTA BUILDING NO. 110501)
Naples, FL		HLYK Florida, LLC – Lease

9.3 Tenant shall not make alterations, repairs, additions or improvements or install any Cable (collectively referred to as “Alterations”) without first obtaining the consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed. However, Landlord’s consent shall not be required for any Alteration that satisfies all of the following criteria (a “Cosmetic Alteration”): (a) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (b) is not visible from the exterior of the Premises or Building; (c) shall not affect the Base Building (defined in Section 5); (d) does not require work to be performed inside the walls or above the ceiling of the Premises, and (e) does not require a permit to be secured from any third party in connection with the Alteration. Cosmetic Alterations shall be subject to all the other provisions of this Section 9.3. Prior to starting work, Tenant shall furnish Landlord with plans and specifications (which shall be in CAD format if requested by Landlord); names of contractors reasonably acceptable to Landlord (provided that Landlord may designate specific contractors with respect to Base Building and vertical Cable, as may be described more fully below); required permits and approvals; evidence of contractor’s and subcontractor’s insurance in amounts reasonably required by Landlord and naming Landlord and the managing agent for the Building (or any successor(s)) as additional insureds and including, at a minimum, the insurance specified for Tenant’s contractors below; and any security for performance in amounts reasonably required by Landlord. Landlord may designate specific contractors with respect to oversight, installation, repair, connection to, and removal of vertical Cable. All Cable shall be clearly marked with adhesive plastic labels (or plastic tags attached to such Cable with wire) to show Tenant’s name, suite number, and the purpose of such Cable (i) every 6 feet outside the Premises (specifically including the electrical room risers and any Common Areas), and (ii) at the termination point(s) of such Cable. Changes to the plans and specifications must also be submitted to Landlord for its approval. Alterations shall be constructed in a good and workmanlike manner using materials of a quality and in a quantity reasonably approved by Landlord (in no event of a lesser quality or quantity than Building standard), and Tenant shall ensure that no Alteration impairs any Building system or Landlord’s ability to perform its obligations hereunder. Tenant shall reimburse Landlord for any sums paid by Landlord for third party examination of Tenant’s plans for non-Cosmetic Alterations. In addition, Tenant shall pay Landlord a fee for Landlord’s oversight and coordination of any non-Cosmetic Alterations equal to 10% of the cost of the non-Cosmetic Alterations. Upon completion, Tenant shall furnish “as-built” plans (in CAD format, if requested by Landlord) for non-Cosmetic Alterations, completion affidavits and full and final waivers of lien. Landlord’s approval of an Alteration shall not be deemed a representation by Landlord that the Alteration complies with Law.

9.4 Tenant’s Contractors Insurance Requirements. Tenant shall require that all contractors performing any alterations or other work at the Building (with respect to any Alterations or initial improvements or otherwise) on behalf of Tenant maintain commercial general liability and property damage liability insurance, including completed operations coverage, for all activities in connection with the Premises, which insurance shall have limits of not less than $2,000,000 for each occurrence for bodily injury and property damage, $2,000,000 for each occurrence for personal and advertising injury liability, $2,000,000 general aggregate for other than products and completed operations, and $2,000,000 general aggregate for each occurrence for products and completed operations. Tenant shall also require all contractors and subcontractors performing work on, in or about the Building or Premises to carry insurance on their tools and equipment and worker’s compensation and employer’s liability insurance in accordance with local Law, each such policy shall contain a waiver of subrogation as against Landlord, and such additional insurance policies, if any, shall meet the requirements set forth elsewhere herein with respect to the insurance policies otherwise required to be obtained and maintained by Tenant under this Lease. As respects liability insurance, each such contractor shall name Landlord as additional insured and a11 liability insurance coverage required herein shall be endorsed to be primary to all insurance available to Landlord, with Landlord’s insurance being excess, secondary and non-contributing. Tenant should provide a copy of the certificate of insurance and policy endorsement evidencing coverage.

10. Entry by Landlord. Landlord may enter the Premises to inspect, show or clean the Premises or to perform or facilitate the performance of repairs, alterations or additions to the Premises or any portion of the Building. Except in emergencies or to provide Building services, Landlord shall provide Tenant with reasonable prior verbal notice of entry and shall use reasonable efforts to minimize any interference with Tenant’s use of the Premises. If reasonably necessary, Landlord may temporarily close all or a portion of the Premises to perform repairs, alterations and additions. However, except in emergencies, Landlord shall not close the Premises if the work can reasonably be completed on weekends and after Building Service Hours. Entry by Landlord shall not constitute a constructive eviction, entitle Tenant to an abatement or reduction of Rent, or provide Tenant with any basis to terminate this Lease.

Commons V MOB	8	(HTA BUILDING NO. 110501)
Naples, FL		HLYK Florida, LLC – Lease

11. Assignment and Subletting.

11.1 Consent Required. Except in connection with a Business Transfer (defined in Section 114, below), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party (“Transferee”) to use any portion of the Premises (collectively or individually, a “Transfer”) without the prior consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed if Landlord does not exercise its recapture rights under Section 11.2. Without limitation, it is agreed that Landlord’s consent shall not be considered unreasonably withheld if the proposed Transferee is a governmental entity or an occupant of the Building or if the proposed Transferee, whether or not an occupant of the Building, is in discussions with Landlord regarding the leasing of space within the Building. In addition, the following factors may be considered by Landlord in its determination of whether to grant a consent to Transfer: (a) it shall not be unreasonable for Landlord to withhold its consent to any such Transfer if a proposed Transferee’s anticipated or proposed use of the Premises involves an increase in the generation, storage, use, treatment or disposal of any Hazardous Substance over that permitted Tenant hereunder immediately prior to such Transfer, or pro rata if regarding a sublease of less than all of the Premises, or will in any way increase any potential risk or liability to Landlord arising out of or related to Hazardous Substances, and (b) Landlord may consider, among other things, any or all of the following factors: (1) the reputation of the proposed Transferee (including any principals, partners or shareholders of such Transferee), including the reputation of the proposed Transferee for dishonesty, criminal conduct and unethical business practices; (2) whether the business experience and quality of business operations of the proposed Transferee is comparable to that of Tenant; (3) the credit history of the proposed Transferee and the availability of a guarantor of the obligations under this Lease; and/or (4) the intended use of the Premises by the proposed Transferee, including with respect to any change of use, which Landlord may approve or deny in its sole discretion. If the entity(ies) which directly or indirectly controls the voting shares/rights of Tenant (other than through the ownership of voting securities listed on a recognized securities exchange) changes at any time, such change of ownership or control shall constitute a Transfer. Any Transfer in violation of this Section shall, at Landlord’s option, be deemed a Default by Tenant as described in Section 18, and shall be voidable by Landlord. In no event shall any Transfer, including a Business Transfer, release or relieve Tenant or any Guarantor from any obligation under this Lease. Tenant shall remain primarily liable for the performance of the Tenant’s obligations under this Lease, as amended from time to time. Any security in place for this Lease, including any Security Deposit or Letter of Credit, shall remain in place and effective after any Transfer to fully secure Tenant’s obligations under this Lease regardless of who shall perform such obligations.

11.2 Documentation. Tenant shall provide Landlord with financial statements for the proposed Transferee (or, in the case of a change of ownership or control, for the proposed new controlling entity(ies)), a fully executed copy of the proposed Transfer documentation and such other information as Landlord may reasonably request. Within 20 Business Days after receipt of the required information and documentation, Landlord shall either: (a) consent to the Transfer by execution of a consent agreement in a form reasonably designated by Landlord; (b) reasonably refuse to consent to the Transfer in writing; or (c) in the event of an assignment of this Lease or subletting of more than 20% of the Rentable Square Footage of the Premises for more than 50% of the remaining Term (excluding unexercised options), recapture the portion of the Premises that Tenant is proposing to Transfer. If Landlord exercises its right to recapture, this Lease shall automatically be amended (or terminated if the entire Premises is being assigned or sublet) to delete the applicable portion of the Premises effective on the proposed effective date of the Transfer, although Landlord may require Tenant to execute a reasonable amendment or other document reflecting such reduction or termination. Each request for consent to Transfer shall be accompanied by a non-refundable administrative fee of $1,000 as reasonable consideration for Landlord’s considering and processing the request for consent.

11.3 Rent. Landlord may, as a reasonable condition to Landlord’s consent to any Transfer, increase the amount of Base Rent and recurring Additional Rent payments to the then Fair Market Value. The term “Fair Market Value” for purposes of this Section 11 shall mean the rental rate, including escalations thereof and Operating Expenses applicable thereto, of Comparable Space offered by Landlord in the Building as of the date of the proposed Transfer. The term “Comparable Space” shall mean space that is comparable in size, location and quality to the Premises, and which is leased for a tenn comparable to the term of the sublease or remainder of the Term. In the event of a Transfer, Tenant shall pay to Landlord (in addition to Rent and all other amounts payable by Tenant under this Lease) either: (i) 100% of the rent payable by the Transferee in excess of the Rent payable by Tenant (for the purposes of this computation, if less than all of the Premises is subleased, the additional amounts payable by Tenant shall be determined by application of the rental rate on a per rentable square foot basis); or (ii) all other considerations paid to Tenant, directly or indirectly, by any Transferee, or any other amount received by Tenant from or in connection with any subletting (including sums paid for the sale or rental, or consideration received on account of any contribution of Tenant’s personal property, tenant improvements or allowance, if any, or sums paid in connection with the supply of electricity or HVAC). All such additional amounts shall be paid to Landlord immediately upon receipt by Tenant of such rent or other consideration. Failure by Tenant to pay Landlord such additional amounts shall be a Default under this Lease (as to Tenant and the proposed Transferee). Landlord may collect Rent directly from the Transferee, but no Transfer shall be a deemed a waiver of Landlord’s rights under this Section 11 or the acceptance of the proposed occupant or Transferee, or a release of Tenant from the further performance of the covenants obligating Tenant under this Lease. If a Transferee has a lower net worth than Tenant, Landlord shall have the right (but not the obligation), in Landlord’s reasonable discretion, to require that the Security Deposit be increased to an amount equal to three (3) times the then monthly Base Rent, and Landlord may make the actual receipt by Landlord of the amount required to establish such Security Deposit a condition to Landlord’s consent to such Transfer.

Commons V MOB	9	(HTA BUILDING NO. 110501)
Naples, FL		HLYK Florida, LLC – Lease

11.4 Business Transfer. Tenant may assign this Lease to a successor to Tenant by merger, consolidation or the purchase of substantially all of Tenant’s assets, or assign this Lease or sublet all or a portion of the Premises to an Affiliate (defined below), without the consent of Landlord, provided that all of the following conditions are satisfied (a “Business Transfer”): (a) Tenant must not be in Default; (b) Tenant must give Landlord written notice at least 15 Business Days before such Transfer; (c) the Premises will continue to be used for the Pennitted Use afterthe Business Transfer, and(d) ifsuch Transfer will result from a merger or consolidation ofTenant with another entity, then the Credit Requirement (defined below) must be satisfied. Tenant’s notice to Landlord shall include information and documentation evidencing the Business Transfer and showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant’s successor shall sign and deliver to Landlord a commercially reasonable form of assumption agreement. “Affiliate” shall mean an entity controlled by, controlling or under common control with Tenant. The “Credit Requirement” shall be deemed satisfied if, as of the date immediately preceding the date ofthe Transfer, the financial strength ofthe Affiliate or ofthe entity with which Tenant is to merge or consolidate is not less than that of Tenant, as determined based on Landlord’s review of the net worth of such Affiliate or entity and Tenant, or based on the credit ratings of such Affiliate or entity and Tenant by the credit rating agency then used by Landlord. Any such evaluation by Landlord shall be based on CFO-certified financial statements for Tenant and such entity covering their last two fiscal years ending before the Transfer.

11.5 REIT Protection. Tenant acknowledges and agrees that Landlord may not pennit, by lease, sublease, license, concession or other agreement, any person to possess, use or occupy the Premises (collectively referred to in this Section as “Use of the Premises”), if such Use of the Premises will cause a violation of any rules applicable to REITs, including with respect to permissible income and ownership. In relation to this, Tenant understands that (a) no Rent payable for Use of the Premises may be based, in whole or in part, on the net income or profits derived from the operation of the Building (other than an amount based on a fixed percentage or percentages of receipts or sales); (b) Use of the Premises may not be granted to () any corporation in which Landlord owns, directly or indirectly (by applying the constructive ownership rules set forth in Section 856(d)(5) of the Internal Revenue Code of 1986, as amended the “Code”), stock constituting 10% or more of the total combined voting power of all classes of stock entitled to vote, or stock equal to 10% or more ofthe total value of shares of all classes of stock of such corporation, or (ii) any other entity in which Landlord owns an interest of 10% or more in the assets or net profits of such entity; and (c) no person or document may cause any Rent payable under this Lease (including in connection with the Transfer) to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto (for example, in payment for services). Tenant represents and warrants that to the knowledge of Tenant, Tenant’s Use of the Premises does not violate any of the foregoing rules and covenants not to grant Use ofthe Premises by any entity or person which would violate any such rules. In addition, Tenant is not and shall not grant any Use of the Premises to anyone who would, as a tenant hereunder, be in violation of the OFAC provisions of Section 26.1. As such, notwithstanding anything to the contrary contained in this Section II, no Transfer shall be consummated nor shall any right be granted, nor any Use of the Premises be made in violation of the foregoing. Consistent with the foregoing, Tenant shall, as part of the documentation required under Section 11.2, provide to Landlord in writing the name of the proposed Transferee and the terms ofthe Transfer and Landlord shall have absolute discretion to deny its consent to any Transfer not in compliance with the terms of this Section 11.5. Regardless of Landlord’s consent, any purported Transfer or other grant of such Use of the Premises in violation of the requirements ofthis Section 11.5 shall be absolutely void and ineffective as a transfer of any right or interest in all or any part of the Premises or this Lease.

12. Liens. Tenant shall not permit mechanics’ or other liens to be placed upon the Property, Premises or Tenant’s leasehold interest in connection with any work or service done or purportedly done by or for the benefit of Tenant or its Transferees. Tenant shall give Landlord Notice at least 15 days prior to the commencement of any work in the Premises to afford Landlord the opportunity, where applicable, to post and record notices of non-responsibility. Tenant, within 10 days ofNotice from Landlord, shall fully discharge any lien by settlement, by bonding or by insuring over the lien in the manner prescribed by the applicable lien Law and, if Tenant fails to do so, Tenant shall be deemed in Default under this Lease and, in addition to any other remedies available to Landlord as a result ofsuch Default by Tenant, Landlord, at its option, may bond, insure over or otherwise discharge the lien. Tenant shall reimburse Landlord for any amount paid by Landlord, including reasonable attorneys’ fees.

Commons V MOB	10	(HTA BUILDING NO. 110501)
Naples, FL		HLYK Florida, LLC – Lease

13. Indemnity and Waiver of Claims. Except to the extent caused by the gross negligence or willful misconduct of Landlord or any Landlord Related Parties (defined below), Tenant shall indemnify, defend and hold Landlord and Landlord Related Parties harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including reasonable attorneys’ fees and other professional fees (if and to the extent permitted by Law) (collectively referred to as “Losses”), which may be imposed upon, incurred by or asserted against Landlord or any orthe Landlord Related Parties by any third party and arising out of or in connection with any damage or injury occurring in the Premises or any acts or omissions (including violations of Law) of Tenant, the Tenant Related Parties (defined below) or any of Tenant’s Transferees, contractors or licensees. Except to the extent caused by the negligence or willful misconduct of Tenant or any Tenant Related Parties, Landlord shall indemnify, defend and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees and agents (“Tenant Related Parties”) hannless against and from all Losses which may be imposed upon, incurred by or asserted against Tenant or any of the Tenant Related Parties by any third party and arising out of or in connection with the gross negligence or willful misconduct (including violations of Law) of Landlord or the Landlord Related Parties. Tenant hereby waives all claims against and releases Landlord and its trustees, members, principals, beneficiaries, partners, officers, directors, employees, Mortgagees (defined in Section 23), affiliates and agents, including HTA, HMA and HTAH (as defined in Section 14) (the “Landlord Related_Parties”) from all claims for any injury to or death of persons, damage to property or business loss in any manner related to (a) Force Majeure, (b) acts ofthird parties, (c) the bursting or leaking of any tank, water closet, drain or other pipe, (d) the inadequacy or failure of any security or protective services, personnel or equipment, or (e) any matter not within the reasonable control of Landlord.

14. Insurance. Tenant shall maintain the following insurance (“Tenant’s Insurance”): (a) Commercial General Liability Insurance applicable to the Premises and its appurtenances of at least $1,000,000 per occurrence and $2,000,000 in the aggregate (which limits can be accomplished with a combination of a primary general liability policy and an umbrella policy or a single general liability policy); (b) Property and Income Coverage Insurance written on an A11 Risk or Special Cause of Loss Form, including sprinkler leakage, at replacement cost value and with a replacement cost endorsement covering all of Tenant’s business and trade fixtures, equipment, movable partitions, furniture, merchandise and other personal property within the Premises (“Tenant’s Property”) and any Leasehold Improvements performed by or for the benefit of Tenant; (c) Workers’ Compensation Insurance in amounts required by Law; (d) Employers Liability Coverage of at least $1,000,000 per occurrence; (e) business interruption insurance that covers loss of income and extra expense in the event of a property loss; (f) automobile liability insurance regarding owned, non-owned and hired vehicles operated in connection with Tenant’s business at the Premises, with a minimum limit of $1,000,000, and, if Tenant provides valet parking services, Garage-keepers legal liability shall be endorsed to the policy to cover damage to customer vehicles; and, (g) Medical Professional Liability insurance in the amounts of $250,000 per claim and $750,000 in the aggregate for professional services provided to patients, provided that, if the professional liability policy is combined with the general liability policy, then the combined limits shall be as required for such general liability policy above, plus $1,000,000, and, ifthe Tenant is a managed care provider, then specific managed care coverage proof of insurance should be provided in the same limits above. Any company writing Tenant’s Insurance shall have an A.M. Best rating of not less than A-VIII. All Commercial General Liability Insurance policies shall be primary and shall name as additional insureds Landlord (or its successors and Transferees), any Mortgagee, Healthcare Management of America, a Delaware corporation (“HMA” , or other managing agent for the Building or any successor), Healthcare Trust of America, Inc., a Maryland corporation (“HTA), Healthcare Trust of America Holdings, L.P., a Delaware limited partnership (“HTAH) and each of their respective members, principals, beneficiaries, partners, officers, directors, employees, affiliates and agents, and other designees of Landlord and its successors as the interest of such designees shall appear. In addition, Landlord shall be named as a loss payee with respect to Tenant’s Property Insurance on the Leasehold Improvements. All policies of Tenant’s Insurance shall contain endorsements that the insurer(s) shall give Landlord and its designees at least 30 days’ advance Notice of any cancellation, tennination, material change or lapse of insurance, or, in the absence ofthe foregoing, Tenant shall be required to give Landlord such Notice. Tenant shall provide Landlord with a certificate of insurance evidencing Tenant’s Insurance prior to the earlier to occur of the Commencement Date or the date Tenant is provided with possession ofthe Premises, and thereafter as necessary to assure that Landlord always has current certificates evidencing Tenant’s Insurance. So long as the same is available at commercially reasonable rates, Landlord shall maintain so called All Risk property insurance on the Building at replacement cost value as reasonably estimated by Landlord, together with such other insurance coverage as Landlord, in its reasonable judgment, may elect to maintain from time to time.

Commons V MOB	11	(HTA BUILDING NO. 110501)
Naples, FL		HLYK Florida, LLC – Lease

15. Subrogation. Landlord and Tenant hereby waive and shall cause their respective insurance carriers to waive any and all rights of recovery, claims, actions or causes of action against the other for any loss or damage with respect to Tenant’s Property, Leasehold Improvements, the Building, the Premises, or any contents thereof, including rights, claims, actions and causes of action based on negligence, which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance. For the purposes of this waiver, any deductible with respect to a party’s insurance shall be deemed covered by and recoverable by such party under valid and collectable policies of insurance.

16. Casualty Damage.

16.1 Ifall or any portion of the Premises becomes untenantable or inaccessible by fire or other cause affecting the Premises or the Common Areas (collectively a “Casualty”), Landlord, with reasonable promptness, shall cause a general contractor selected by Landlord to provide Landlord with a written estimate of the amount oftime required, using standard working methods, to Substantially Complete the repair and restoration ofthe Premises and any Common Areas necessary to provide access to the Premises (“Completion Estimate). “Substantially Complete” or “Substantial Completion” as used in this Lease shall mean that any work to be performed by Landlord under this Lease, including all Landlord Work, has been performed, other than any punch-list items, details of construction, mechanical adjustment or any other similar matter, the non-completion of which does not materially interfere with Tenant’s use ofthe Premises. Landlord shall promptly forward a copy ofthe Completion Estimate to Tenant. Ifthe Completion Estimate indicates that the Premises or any Common Areas necessary to provide access to the Premises cannot be made tenantable within 270 days from the date the repair is started, then either party shall have the right to terminate this Lease upon Notice to the other within 10 days after Tenant’s receipt of the Completion Estimate. Tenant, however, shall not have the right to terminate this Lease ifthe Casualty was caused by the negligence or intentional misconduct ofTenant or any Tenant Related Parties or Tenant’s contractors. In addition, Landlord, by Notice to Tenant within 90 days after the date ofthe Casualty, shall have the right to terminate this Lease if: (1) the Premises have been materially damaged and there is less than l year ofthe Term remaining on the date of the Casualty; (2) any Mortgagee requires that the insurance proceeds be applied to the payment ofthe mortgage debt; or (3) a material uninsured loss to the Building or Premises occurs.

16.2 Ifthis Lease is not terminated, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, restore the Premises and Common Areas. Such restoration shall be to substantially the same condition that existed prior to the Casualty, except for modifications required by Law or any other modifications to the Common Areas deemed desirable by Landlord. Upon Notice from Landlord, Tenant shall promptly assign or endorse over to Landlord (or to any party designated by Landlord) all property insurance proceeds payable to Tenant under Tenant’s Insurance with respect to any Leasehold Improvements performed by or for the benefit of Tenant; provided if the estimated cost to repair such Leasehold Improvements exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, the excess cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s commencement ofrepairs. Within 15 days after Landlord’s demand, Tenant shall also pay Landlord for any additional excess costs that ate determined during the performance of the repairs to such Leasehold Improvements. In no event shall Landlord be required to spend more for the restoration of the Premises and Common Areas than the proceeds received by Landlord, whether insurance proceeds or proceeds from Tenant. Landlord shall not be liable for any inconvenience to Tenant, or injury to Tenant’s business resulting in any way from the Casualty or the repair thereof Provided that Tenant is not in Default, during any period oftime that all or a material portion ofthe Premises is rendered untenantable as a result of a Casualty, the Rent shall abate for the portion ofthe Premises that is untenantable and not used by Tenant, but Tenant shall have no basis to terminate this Lease.

Commons V MOB	12	(HTA BUILDING NO. 110501)
Naples, FL		HLYK Florida, LLC – Lease

17. Condemnation. Either party may terminate this Lease if any material part ofthe Premises is taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a “Taking”). Landlord shall also have the right to terminate this Lease ifthere is a Taking ofany portion ofthe Building or Property which would have a material adverse effect on Landlord’s ability to profitably operate the remainder of the Building. The terminating party shall provide Notice of termination to the other party within 45 days after it first receives notice of the Taking. The tennination sha11 be effective as of the effective date of any order granting possession to, or vesting legal title in, the condemning authority. If this Lease is not terminated, Base Rent and Tenant’s Pro Rata Share shall be appropriately adjusted to account for any material reduction in the square footage of the Building or Premises. All compensation awarded for a Taking shall be the sole property of Landlord. The right to receive compensation or proceeds is expressly waived by Tenant, provided, however, Tenant may file a separate claim for Tenant’s Property and Tenant’s reasonable relocation expenses, provided the filing of the claim does not diminish the amount of Landlord’s award. If only a part of the Premises is subject to a Taking and this Lease is not terminated, Landlord, with reasonable diligence, shall restore the remaining portion of the Premises as nearly as practicable to the condition immediately prior to the Taking.

8. Events of Default. In addition to any other default specifically described in this Lease, each ofthe following occurrences shall be a “Default: (a) Tenant’s failure to pay any portion of Rent when due, if the failure continues for 3 days after Notice to Tenant (“Monetary Default”); (b) Tenant’s failure (other than a Monetary Default) to comply with any term, provision, condition or covenant of this Lease, ifthe failure is not cured within 10 days after Notice to Tenant provided, however, if Tenant’s failure to comply cannot reasonably be cured within 10 days, Tenant shall be allowed additional time (not to exceed 60 days) as is reasonably necessary to cure the failure so long as Tenant begins the cure within 10 days and diligently pursues the cure to completion; (c) Tenant permits a Transfer without Landlord’s required approval or otherwise in violation of Section 11 of this Lease; (d) Tenant or any Guarantor becomes insolvent, makes a transfer in fraud of creditors, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts when due or forfeits or loses its right to conduct business; (e) the leasehold estate is taken by process or operation of Law; (f) in the case of any ground floor or retail Tenant, Tenant does not take possession ofor abandons or vacates all or any portion ofthe Premises; (g) Tenant is in default beyond any notice and cure period under any other lease or agreement with Landlord at the Building or Property or (h) Tenant is in holdover under this Lease, except to the extent of Landlord’s prior consent. If Landlord provides Tenant with Notice of Tenant’s failure to comply with any specific provision of this Lease on 3 separate occasions during any 12 month period, Tenant’s subsequent violation ofsuch provision shall, at Landlord’s option, be an incurable Default by Tenant. All Notices sent under this Section shall be in satisfaction of, and not in addition to, notice required by Law.

19. Remedies.

19.l Upon Default, Landlord shall have the right to pursue any one or more of the following remedies:

(a) Tenninate this Lease, in which case Tenant shall immediately surrender the Premises to Landlord in the condition required by the Lease. If Tenant fails to surrender the Premises as required, Landlord, in compliance with Law, may enter upon and take possession ofthe Premises and remove Tenant, Tenant’s Property and any party occupying the Premises. Tenant shall pay Landlord, on demand, all past due Rent and other losses and damages Landlord suffers as a result of Tenant’s Default, including any unamortized cost of Landlord’s Work and commissions paid to Broker, and any costs associated with any handling, removal or storage of Tenant’s Property, all Costs of Reletting (defined below) and any deficiency that may arise from reletting of the Premises on different economic terms or the failure to relet the Premises. “Costs @f Reletting” shall include all reasonable costs and expenses incurred by Landlord in reletting or attempting to relet the Premises, including legal fees, brokerage commissions, the cost of alterations and the value of other concessions or allowances granted to a new tenant.

(b) Terminate Tenant’s right to possession of the Premises and, in compliance with Law, remove Tenant, Tenant’s Property and any parties occupying the Premises. Landlord may (but shall not be obligated to) relet all or any part of the Premises, without Notice to Tenant, for such period of time and on such terms and conditions (which may include concessions, free rent and work allowances) as Landlord in its absolute discretion shall determine. Landlord may collect and receive all rents and other income from the reletting. Tenant shall pay Landlord on demand all past due Rent, all Costs of Reletting and any deficiency arising from the reletting or failure to relet the Premises. The re-entry or taking of possession of the Premises shall not be construed as an election by Landlord to terminate this Lease.

Commons V MOB	13	(HTA BUILDING NO. 110501)
Naples, FL		HLYK Florida, LLC – Lease

19.2 In lieu of calculating damages under Section 19.l, Landlord may elect to receive as damages the sum of(a) all Rent accrued through the date of termination of this Lease or Tenant’s right to possession, and (b) an amount equal to the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at the Interest Rate (defined below) then in effect, minus the then present fair rental value ofthe Premises for the remainder of the Tenn, similarly discounted, after deducting all anticipated Costs ofReletting, and (c) an amount equal to unamortized costs ofthe Landlord Work/Allowance and of any commissions paid to Broker on account of this Lease, and (d) any reasonable legal fees incurred by Landlord on account of Tenant’s Default. “Interest Rate” shall be the greater of 4% over the per annum interest rate publicly announced as its prime or base rate by a federally insured bank selected by Landlord in the state in which the Building is located, adjusted daily, or 12% per annum, not to exceed the maximum rate permitted by Law.

19.3 If Tenant is in Default other than a Monetary Default, Landlord shall have the right (without obligation) to cure such Default. Tenant shall reimburse Landlord for the cost of such performance upon demand together with an administrative charge equal to 10% ofthe cost ofthe work performed by Landlord. The repossession or re-entering of all or any part of the Premises shall not relieve Tenant of its liabilities and obligations under this Lease. No right or remedy of Landlord shall be exclusive of any other right or remedy. Each right and remedy shall be cumulative and in addition to any other right and remedy now or subsequently available to Landlord at Law or in equity.

20. Limitation of Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) SHALL BE LIMITED TO THE INTEREST OF LANDLORD IN THE PROPERTY. TENANT SHALL LOOK SOLELY TO LANDLORD’S INTEREST IN THE PROPERTY FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD OR ANY LANDLORD RELATED PARTY. NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY, AND IN NO EVENT SHALL LANDLORD OR ANY LANDLORD RELATED PARTY BE LIABLE TO TENANT FOR ANY LOST PROFIT, DAMAGE TO OR LOSS OF BUSINESS OR ANY FORM OF SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGE. NEITHER TENANT NOR ANY TENANT RELATED PARTY SHALL BE LIABLE TO LANDLORD FOR ANY LOST PROFIT, DAMAGE TO OR LOSS OF BUSINESS OR ANY FORM OF SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGE EXCEPT WITH RESPECT TO ANY HOLDOVER BY TENANT, AND TENANT’S OBLIGATIONS WITH RESPECT TO ANY INDEMNIFICATION AND ANY ENVIRONMENTAL OR MOLD PROVISIONS UNDER THIS LEASE. BEFORE FILING SUIT FOR AN ALLEGED DEFAULT BY LANDLORD, TENANT SHALL GIVE LANDLORD AND THE MORTGAGEE(S) WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES (DEFINED IN SECTION 23), NOTICE AND REASONABLE TIME TO CURE THE ALLEGED DEFAULT.

21. Relocation. Landlord shall have the right, at any time, upon 30 days’ Notice to Tenant (the “Relocation Notice”), to relocate Tenant to different premises in the Building (the “Substitute Premises), provided the Substitute Premises are of approximately the size and finishes and are of similar quality as that of the original Premises as detennined in Landlord’s reasonable judgment. Landlord shall pay for all costs of relocation to the Substitute Premises, and shall also reimburse Tenant for reasonable and related out-of-pocket incidental expenses incurred by Tenant as a result ofthe relocation (for stationery and the like), not to exceed $1,000. Tenant shall relocate to the Substitute Premises within the time set forth in the Relocation Notice. Upon the date Tenant takes possession of the Substitute Premises, this Lease and all amendments thereto shall be deemed amended to provide for the Substitute Premises and all other terms, provisions, covenants and conditions of this Lease shall remain in full force and effect. The parties shall execute an amendment reasonably required by Landlord to reflect the relocation to the Substitute Premises.

22. Holding Over. If Tenant fails to surrender and vacate the Premises as required by this Lease (including by removal ofall of Tenant’s Personal Property required to be removed by this Lease) all or any part ofthe Premises at the termination of this Lease in the condition required, occupancy of the Premises after termination shalI be that of a tenancy at sufferance, provided that, unless Landlord has previously consented to Tenant’s remaining in the Premises after such Termination, any such failure shall, at Landlord’s written election, shall also be deemed a Default under this Lease. Notwithstanding anything to the contrary contained herein, Tenant’s continued occupancy at any time after the termination ofthe Lease shall be subject to all the terms and provisions of this Lease, and Tenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to 150% ofthe sum of the Base Rent and Additional Rent due for the period immediately preceding the holdover. No holdover by Tenant or payment by Tenant after the termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession ofthe Premises by summary proceedings or otherwise. If Landlord is unable to deliver possession of the Premises to a new tenant or to perform improvements for a new tenant as a result of Tenant’s holdover and Tenant fails to vacate the Premises within 15 days after Notice from Landlord, Tenant shall be liable for all damages that Landlord suffers from the holdover.

Commons V MOB	14	(HTA BUILDING NO. 110501)
Naples, FL		HLYK Florida, LLC – Lease

23. Subordination to Agreements; Estoppel Certificate.

23.1 Tenant accepts this Lease subject and subordinate to covenants, conditions, restrictions, easements, ground leases, mortgages or deeds of trust or liens now or subsequently arising upon the Premises, the Building or the Property, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a “Mortgage”). The party having the benefit of a Mortgage shall be referred to as a “Mortgagee.” This clause shall be self-operative, but upon request from a Mortgagee, Tenant shall execute a commercially reasonable subordination agreement in favor of the Mortgagee. As an alternative, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. Upon request, Tenant, without charge, shall attom to any successor to Landlord’s interest in this Lease. No subordination to any future Mortgage shall permit material interference with Tenant’s rights hereunder, and any ground lessor or Mortgagee shall recognize Tenant and its permitted successors and assigns as the tenant of the Premises and shall not disturb Tenant’s right to quiet possession ofthe Premises during the Term so long as no Event ofDefault has occurred and is continuing under this Lease. Upon Tenant’s written request, Landlord shall use good faith, reasonable efforts to obtain a nondisturbance, subordination and attomment agreement from Landlord’s then current Mortgagee on such Mortgagee’s then current standard form of agreement. “Reasonable efforts” of Landlord shall not require Landlord to incur any cost, expense or liability to obtain such agreement, it being agreed that Tenant shall be responsible for any fee or review costs charged by the Mortgagee. Upon request of Landlord, Tenant shall execute the Mortgagee’s form of non--disturbance, subordination and attomment agreement and return the same to Landlord for execution by the Mortgagee. Landlord’s failure to obtain a non--disturbance, subordination and attomment agreement for Tenant shall have no effect on the rights, obligations and liabilities of Landlord and Tenant or be considered to be a default by Landlord hereunder, or provide Tenant any basis to terminate this Lease.

23.2 Tenant shall, within 10 days after receipt of a written request from Landlord, execute and deliver a commercially reasonable estoppel certificate to those parties as are reasonably requested by Landlord (including a Mortgagee or prospective purchaser). Without limitation, such estoppel certificate may include a certification as to the status ofthis Lease, the existence of any defaults and the amount of Rent that is due and payable. Tenant, and any guarantor of this Lease, shall provide financial statements to Landlord upon request.

24. Notices. All demands, approvals, consents or notices given under this Lease by either party shall be subject to the requirements ofthis Section 24 (such communications may be referred to as “Notices” in this Lease, but other references to demands, approvals and consents by either party shall also be deemed “Notices” for purposes ofthis Section 24). Such Notices shall be required to be in writing and delivered by hand or sent by registered, express, or certified mail, with return receipt requested or with delivery confirmation requested from the U.S. postal service, or sent by overnight or same day courier service at the party’s respective Notice Address(es) set forth in Section 1.18; provided, however, notices sent by Landlord regarding general Building operational matters may be posted in the Building mailroom or the general Building newsletter, and other notices to Tenant, other than as required by Law, may be sent via electronic mail to the electronic mail address set forth in this Lease or otherwise provided to Tenant. In addition, if the Building is closed (whether due to emergency, governmental order or any other reason), then any notice address at the Building shall not be deemed a required notice address during such closure, and, unless Tenant has provided an alternative valid notice address to Landlord for use during such closure, any notices sent during such closure may be sent via e-mail or in any other practical manner reasonably designed to ensure receipt by the intended recipient. Each notice shall be deemed to have been received on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Tenant has vacated the Premises or any other Notice Address of Tenant without providing a new Notice Address, 3 days after notice is deposited in the U.S. mail by certified mail, postage prepaid, the next business day after deposited with a courier service in the manner described above, or upon being electronically con finned as received, if sent by electronic mail, telegram, telex or telecopy. Either party may, at any time, change its Notice Address (other than to a post office box address) by giving the other party Notice of the new address. If Tenant’s Notice Address (as may be changed) is an address not located in the State in which the Property is located and/or is a Post Office box, mail-stop or the like, then, notwithstanding anything contained in this Section 24 to the contrary, any notice given by Landlord under Law or by this Lease (including any notices given by Landlord under this Lease that are intended to satisfy the notice requirements with respect to any default of Tenant) may, at Landlord’s option, be served by Landlord at the Premises (and any courtesy copy of such notice sent by Landlord in any other manner shall not affect the legal adequacy ofthe notice served by Landlord at the Premises).

Commons V MOB	15	(HTA BUILDING NO. 110501)
Naples, FL		HLYK Florida, LLC – Lease

25. Surrender of Premises. At the termination of this Lease or Tenant’s right of possession, Tenant shall remove Tenant’s Property from the Premises, and quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear, damage by casualty or condemnation, and damage which Landlord is obligated to repair hereunder excepted. If Tenant fails to remove any of Tenant’s Property, or to restore the Premises to the required condition, within 2 days after termination of this Lease or Tenant’s right to possession, Landlord, at Tenant’s sole cost, shall be entitled (but not obligated) to remove and store Tenant’s Property and/or perform such restoration ofthe Premises. Landlord shall not be responsible for the value, preservation or safekeeping of Tenant’s Property. Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred. ff Tenant fails to remove Tenant’s Property from the Premises or storage and to pay all associated costs as required, within 30 days after notice, Landlord may deem all or any part of Tenant’s Property to be abandoned and, at Landlord’s option, title to Tenant’s Property shall vest in Landlord or Landlord may dispose ofTenant’s Property in any manner Landlord deems appropriate. Tenant hereby waives any Laws applicable to the handling and disposal of abandoned property with respect to Tenant’s Property not removed from the Premises prior to the expiration or earlier termination ofthis Lease.

26. Miscellaneous.

26.1 This Lease shall be interpreted and enforced in accordance with the Laws of the state or commonwealth in which the Building is located and Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of such state or commonwealth. If any term or provision ofthis Lease shall to any extent be void or unenforceable, the remainder of this Lease shall not be affected. If there is more than one Tenant or if Tenant is comprised of more than one party or entity, the obligations imposed upon Tenant shall be joint and several obligations of all the parties and entities, and requests or demands from any one person or entity comprising Tenant shall be deemed to have been made by all such persons or entities. Notices to any one person or entity shall be deemed to have been given to all persons and entities. Each ofthe undersigned signatories of Tenant represents and warrants to Landlord, and agrees, that such individual executing this Lease on behalf of Tenant is authorized to do so. Tenant represents and warrants that the entity(ies) or individual(s) constituting Tenant or Guarantor or which may own or control Tenant or Guarantor or which may be owned or controlled by Tenant or Guarantor are not and at no time shall be (i) in violation of any Laws relating to terrorism or money laundering, or (ii) among the individuals or entities identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists or on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) at its official website, http://www.treasmy.gov/ofuc/downloads/tl lsdn.pdf or any replacement website or other replacement official publication of such list.

26.2 If Landlord retains an attorney or institutes legal proceedings due to Tenant’s failure to pay Rent when due or perform any other obligations of Tenant hereunder, then Tenant shall be required to pay Additional Rent in an amount equal to the reasonable attorneys’ fees and costs actually incurred by Landlord in connection therewith. Notwithstanding the foregoing, in any action or proceeding between Landlord and Tenant, including any appellate or alternative dispute resolution proceeding, the prevailing party shall be entitled to recover from the non-prevailing party all ofits costs and expenses in connection therewith, including reasonable attorneys’ fees actually incurred. Landlord and Tenant hereby waive any right to trial by jury in any proceeding based upon a breach ofthis Lease. No failure by either party to declare a default immediately upon its occurrence, nor any delay by either party in taking action for a default, nor Landlord’s acceptance ofRent with knowledge ofa default by Tenant, shal1 constitute a waiver of the default, nor shall it constitute an estoppel.

26.3 Landlord and Tenant hereby and expressly agree that neither this Lease nor any amendment or memorandum of lease or of any such amendment shall be recorded in any public office; however, a financing statement and any similar instrument or document evidencing and perfecting the security interest granted to Landlord hereunder may be properly recorded and filed in accordance with the provisions of the Uniform Commercial Code.

26.4 Whenever a period of time is prescribed for the taking ofan action by Landlord or Tenant (other than the payment of the Security Deposit or Rent), the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, terrorist acts, pandemics, civil disturbances and other causes beyond the reasonable control of the performing party (“Foree Majeure).

Commons V MOB	16	(HTA BUILDING NO. 110501)
Naples, FL		HLYK Florida, LLC – Lease

26.5 Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Building and Property. Upon transfer, Landlord shall be released from any further obligations hereunder and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations, provided that any successor pursuant to a voluntary, third party transfer (but not as part of an involuntary transfer resulting from a foreclosure or deed in lieu thereof) shall have assumed Landlord’s obligations under this Lease.

26.6 Landlord has delivered a copy of this Lease to Tenant for Tenant’s review only and the delivery of it does not constitute an offer to Tenant or an option, and this Lease shall not be effective until fully executed and delivered by both parties hereto. Tenant represents that it has dealt directly with and only with the Broker(s) (identified in Section 1.16) as a broker in connection with this Lease. Tenant shall indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Lease. Landlord shall indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any brokers claiming to have represented Landlord in connection with this Lease. HMA and HTAH, or such other affiliate of HMA, if applicable, represents only the Landlord in this transaction. Any assistance rendered by any agent or employee of HMA, HTAH or such affiliate in connection with this Lease or any subsequent amendment or modification or any other document related hereto has been or shall be made as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

26.7 Time is of the essence with respect to Tenant’s exercise of any expansion, renewal or extension rights granted to Tenant and any obligations to be performed hereunder by Tenant, including the payment ofRent. The expiration of the Term, whether by lapse of time, termination or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or termination of this Lease.

26.8 Tenant may peacefully have, hold and enjoy the Premises, subject to the terms of this Lease, provided Tenant pays the Rent and fully performs all of its covenants and agreements. This covenant shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building.

26.9 All obligations, covenants and indemnities set forth herein or in any subsequent amendment hereto which contemplate the payment of sums or the performance by Tenant following any termination or expiration of the Lease with respect to obligations accrued prior to such termination or expiration, including specifically, but not limited, to the covenants and indemnities set forth with respect to payments of Rent owed under Section 4 (Rent) and Exhibit B (Expenses and Taxes), and Tenant’s obligations, covenants and indemnities set forth in Section 13 (Indemnity), Section 22 (Holdover), Section 25 (Surrender), Section 26.6 (Brokers) Exhibit C (Work Letter), Exhibit_E (Additional Provisions) and Exhibit G (Control of Dangerous/Hazardous Chemicals and Materials; Mold), and all representations and warranties of Tenant, shall survive the expiration or sooner termination of this Lease.

26.10 This Lease (and any subsequent amendment or consent provided in connection with this Lease) may be executed in one or more counterparts which, when placed together, constitute a single binding document as if all signatures were on a single page. In addition, such documents may, once so executed, be delivered by each party hereunder to each other party by facsimile or electronic mail to the extent that a facsimile or electronic mail is included in any party’s notice address (or otherwise provided in a writing designating such electronic mail address as a valid notice address) and provided that the delivering party shall have received written confirmation of receipt of such facsimile or electronic delivery. Any copies of such documents delivered as set forth in this Section shall have the full force and effect and shall be treated as if such documents bear original signatures.

26.11 Anywhere in this Lease or any subsequent amendments hereto where the word “including” is used, such word shall be deemed to mean “including, without limitation,” or “including, but not limited to; the word “may” shall be deemed to mean that something is pennitted but not required of the person performing such act, and such word shall not impose any duty or obligation on a party to do any particular thing; the words “sole discretion” shall be deemed to mean “sole and absolute discretion”. Anytime that a consent or approval is required to be given by Landlord, such consent or approval shall be given in Landlord’s sole discretion unless and to the extent this Lease expressly provides otherwise, and any such consent or approval must be requested in writing prior to the commencement ofthe act or thing for which consent or approval is sought. It is expressly agreed that nothing in this Lease shall confer benefits on any third party not a signatory to this Lease nor create any third party beneficiary.

26.12 This Lease does not grant any rights to light, view or air over or about the Building. Landlord excepts and reserves exclusively to itself any and all rights not specifically granted to Tenant under this Lease. Landlord reserves the right to make changes to and at all times to use, as reasonably necessary, including to complete repairs or alterations to the Property, Building and Common Areas as Landlord deems appropriate, and no such changes or use by Landlord shall give rise to any right of abatement, offset or any claims by Tenant or liability of Landlord, nor shall they constitute constructive eviction. This Lease constitutes the entire agreement between the parties and supersedes all prior agreements and understandings related to the Premises, including all lease proposals, letters of intent and other documents. Neither party is relying upon any warranty, statement or representation not contained in this Lease. This Lease may be modified only by a written agreement signed by an authorized representative of Landlord and Tenant.

[SIGNATURES ON NEXT PAGE]

Commons V MOB	17	(HTA BUILDING NO. 110501)
Naples, FL		HLYK Florida, LLC – Lease

Landlord and Tenant have executed this Lease as of the Lease Date.

LANDLORD:	WITNESS/ATTEST:

HTA -- COMMONS V, LLC,
a Delaware lmti~lity

By:	/s/ Robert A. Milligan	By:	/s/ Brenda Michael
Name:	Robert A. Milligan	Name:	Brenda Michael
Title:	Authorized Signatory	Date:	04/11/2019

	By:	/s/ Tim Ames
	Name:	Tim Ames
Date:	Date:	04/11/2019
TENANT:
WITNESS/ATTEST:

HLYK FLORIDA, LLC,
a Florida limited liability company

Commons V MOB	18	(HTA BUILDING NO. 110501)
Naples, FL		HLYK Florida, LLC – Lease

EXHIBIT A

OUTLINE AND LOCATION OF PREMISES

This Exhibit is attached to and made a part ofthe MEDICAL OFFICE BUILDING LEASE (the “Lease) by and between HTA -- COMMONS V, LLC, a Delaware limited liability company (“Landlord”), and HLYK FLORIDA, LLC, a Florida limited liability company (“Tenant”), for space in the Building located at 800 Goodlette Road North, Naples, Florida 34102. Capitalized terms used but not defined herein shall have the meanings given in the Lease.

Commons V MOB	Exhibit A, Page 1	(HTA BUILDING NO. 110501)
Naples, FL		HLYK Florida, LLC – Lease

EXHIBIT B

EXPENSES AND TAXES

This Exhibit is attached to and made a part of the MEDICAL OFFICE BUILDING LEASE (the “Lease”) by and between HTA -- COMMONS V, LLC, a Delaware limited liability company (“Landlord”), and HLYK FLORIDA, LLC, a Florida limited liability company (“Tenant”), for space in the Building located at 800 Goodlette Road North, Naples, Florida 34102. Capitalized terms used but not defined herein shall have the meanings given in the Lease.

1. Payments.

1.1 Tenant shall pay Tenant’s Pro Rata Share of the total amount of Expenses and Taxes for each calendar year during the Term. Landlord shall provide Tenant with a good faith estimate of the total amount of Expenses and Taxes for each calendar year during the Term. On or before the first day of each month, Tenant shall pay to Landlord a monthly installment equal to one-twelfth of Tenant’s Pro Rata Share of Landlord’s estimate of the total amount of Expenses and Taxes. If Landlord determines that its good faith estimate was incorrect by a material amount, Landlord may provide Tenant with a revised estimate. After its receipt of the revised estimate, Tenant’s monthly payments shall be based upon the revised estimate. If Landlord does not provide Tenant with an estimate of the total amount of Expenses and Taxes by January 1 of a calendar year, Tenant shall continue to pay monthly installments based on the previous year’s estimate until Landlord provides Tenant with the new estimate. Upon delivery ofthe new estimate, an adjustment shall be made for any month for which Tenant paid monthly installments based on the previous year’s estimate. Tenant shall pay Landlord the amount of any underpayment within 30 days afterreceipt of the new estimate. Any overpayment shall be refunded to Tenant within 30 days or credited against the next due future installment(s) of Additional Rent.

1.2 As soon as is practical following the end of each calendar year, Landlord shall furnish Tenant with a statement of the actual amount of Expenses and Taxes for the prior calendar year. If the estimated amount of Expenses and Taxes for the prior calendar year is more than the actual amount of Expenses and Taxes for the prior calendar year, Landlord shall either provide Tenant with a refund or apply any overpayment by Tenant against Additional Rent due or next becoming due, provided ifthe Term expires before the determination ofthe overpayment, Landlord shall refund any overpayment to Tenant after first deducting the amount ofRent due. Ifthe estimated amount of Expenses and Taxes for the prior calendar year is less than the actual amount of Expenses and Taxes for such prior year, Tenant shall pay Landlord, within 30 days after its receipt of the statement of Expenses and Taxes, any underpayment for the prior calendar year.

1.3 Landlord’s current estimate ofOperating Expenses on a per rentable square foot per annum basis for the 2019 calendar year is $7.06.

Commons V MOB	Exhibit B, Page 1	(HTA BUILDING NO. 110501)
Naples, FL		HLYK Florida, LLC – Lease

2. Expenses.

2.1 “Expenses” means all costs and expenses incurred in each calendar year in connection with operating, maintaining, repairing, and managing the Building and the Property. Expenses include, without limitation: (a) all labor and labor related costs, including wages, salaries, bonuses, taxes, insurance, uniforms, training, retirement plans, pension plans and other employee benefits; (b) management fees; (c) the cost of equipping, staffing and operating an on-site and/or off-site management office for the Building, provided if the management office services one or more other buildings or properties, the shared costs and expenses of equipping, staffing and operating such management office(s) shall be equitably prorated and apportioned between the Building and the other buildings or properties; (d) accounting costs; (e) the cost of services; (f) rental and purchase cost of parts, supplies, tools and equipment; (g) insurance premiums and deductibles; (h) electricity, gas and other utility costs (equitably allocated by Landlord to the extent such costs are not separately metered to Tenant and any other tenants of the Building so that Tenant and such other tenants must pay their respective full, fair share of all such costs and do not derive any inappropriate benefit or detriment by virtue of any tenants of the Building whose costs are separately metered and therefore paid directly by such tenants); and (i) the amortized cost of capital improvements including repairs, replacements or improvements treated or characterized by Landlord as capital in nature) (as distinguished from replacement parts or components installed in the ordinary course of business) which are: (1) performed primarily to reduce current or future operating expense costs, upgrade Building security or to otherwise improve the operating efficiency of the Property; or (2) required to comply with any Laws that are enacted, or first interpreted to apply to the Property, after the Lease Date; or (3) for repairs or replacement of any equipment or improvements (for example: painting) determined by landlord to be needed to operate and/or maintain the Property at the same or enhanced quality levels as prior to the repair or replacement. The cost of capital improvements shall be amortized by Landlord over the lesser of the Payback Period (defined below) or the useful life of the capital improvement as reasonably determined by Landlord. The amortized cost of capital improvements may, at Landlord’s option, inc1ude actual or imputed interest at the rate that Landlord would reasonably be required to pay to finance the cost of the capital improvement. “Payback Period” means the reasonably estimated period of time that it takes for the cost savings resulting from a capital improvement to equal the total cost ofthe capital improvement. Landlord, by itself or through an affiliate, shall have the right to directly perform, provide and be compensated for any services under the Lease. If Landlord incurs Expenses for the Building or Property together with one or more other buildings or properties, whether pursuant to a reciprocal easement agreement, common area agreement or otherwise, the shared costs and expenses shall be equitably prorated and apportioned between the Building and Property and the other buildings or properties. Notwithstanding the foregoing, Landlord may appropriately and equitably adjust (i.e., gross up) any item or category of Expenses for the Building or Property to the extent any particular tenants do not participate in any particular item or category of such Expenses under their respective leases (so that Tenant is required to pay its full, fair share of such Expenses and does not derive any inappropriate benefit by virtue of any tenants not participating in any such item or category of Expenses).

2.2 Expenses shall not include: the cost of capital improvements (except as set forth above); depreciation; principal payments of mortgage and other non-operating debts of Landlord; the cost of repairs or other work to the extent Landlord is reimbursed by insurance or condemnation proceeds; costs in connection with leasing space in the Building, including brokerage commissions; lease concessions, rental abatements and construction allowances granted to specific tenants; costs incurred in connection with the sale, financing or refinancing of the Building; fines, interest and penalties incurred due to the late payment of Taxes or Expenses; electricity, gas and other utility costs that are separately metered to any other tenant of the Building such that such costs are reimbursed or paid directly by another tenant of the Building; or any penalties or damages that Landlord pays to Tenant under the Lease or to other tenants in the Building under their respective leases.

2.3 lf at any time during a calendar year the Building is not at least 95% occupied or Landlord is not supplying services to at ]east 95% of the total Rentable Square Footage of the Building, Expenses shall, at Landlord’s option, be detennined as ifthe Building had been 95% occupied and Landlord had been supplying services to 95% of the Rentable Square Footage of the Building during that calendar year. Notwithstanding the foregoing, Landlord may calculate the extrapolation of Expenses under this Section based on 100% occupancy and service so long as such percentage is used consistently for each year of the Tenn. The extrapolation of Expenses under this Section shall be performed in accordance with the methodology specified by the Building Owners and Managers Association.

3. Taxes.

3.1 “Taxes” shall mean: (a) all real property taxes and other assessments on the Building and/or Property or on account of (or measured by) any amounts payable under this Lease or any other lease at the Building to any local, county, state or federal governmental entity,, including margin taxes, transaction privilege, sales, use, occupancy, rental, gross receipts, or other excise taxes, assessments for special improvement districts and building improvement districts, governmental charges, fees and assessments for police, fire, traffic mitigation or other governmental service of purported benefit to the Property, taxes and assessments levied in substitution or supplementation in whole or in part of any such taxes and assessments and the Property’s share of any real estate taxes and assessments under any reciprocal easement agreement, common area agreement or similar agreement as to the Property; (b) all personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Property; and (c) all costs and fees incurred in connection with seeking reductions in any tax liabilities described in (a) and (b), including any costs incurred by Landlord for compliance, review and appeal of tax liabilities. Without limitation, Taxes shall not inc1ude any income, capital levy, transfer, capital stock, gift, estate or inheritance tax. If a change in Taxes is obtained for any year of the Term during which Tenant paid Tenant’s Pro Rata Share ofany Taxes, then Taxes for that year shall be retroactively adjusted and Landlord shall provide Tenant with a credit, ifany, based on the adjustment. Tenant shall pay Landlord the amount of Tenant’s Pro Rata Share of any such increase in Taxes within 30 days after Tenant’s receipt of a statement from Landlord.

Commons V MOB	Exhibit B, Page 2	(HTA BUILDING NO. 110501)
Naples, FL		HLYK Florida, LLC – Lease

3.2 If at any time during a calendar year the Building and/or Property obtains an exemption from any portion of the Taxes (that would otherwise apply absent such exemption) attributable to either (i) the occupancy of a tax exempt tenant in the Building or (ii) other similar basis for an exemption that does not apply generally to all of the tenants in the Building, then Landlord may adjust the Taxes to reflect one hundred percent (I00%) ofthe Taxes that would be due and payable but for such exemption (in other words, the Taxes, as appropriately adjusted, will result in Tenant paying the same amount ofthe Taxes as it would have paid ifno such exemption applies inasmuch as the tax exempt tenant or tenants, as the case may be, should be the sole beneficiary or beneficiaries of any such reduced Taxes).

4. Audit Rights. Within 60 days after receiving Landlord’s statement of Expenses (each such period is referred to as the “Review Notice Period”), Tenant may give Landlord Notice (“Review Notice”) that Tenant intends to review Landlord’s records ofthe Expenses for the calendar year to which the statement applies, and Tenant shall include in such Review Notice a written request identifying, with a reasonable degree of specificity, the information that Tenant desires to review (the “Request for Information”). Within a reasonable time after Landlord’s receipt of a timely Review Notice (which includes a Request for Information) and executed Audit Confidentiality Agreement (referenced below), Landlord, as determined by Landlord, shall forward to Tenant, or make available for inspection on site at such location deemed reasonably appropriate by Landlord, such records (or copies thereof) for the applicable calendar year that are reasonably necessary for Tenant to conduct its review of the information appropriately identified in the Review Notice. Within 30 days after any particular records are made available to Tenant (such period is referred to as the “Objection Period”), Tenant shall have the right to give Landlord Notice (an “Objection Notice”) stating in reasonable detail any objection to Landlord’s statement ofExpenses for that year which relates to the records that have been made available to Tenant. If Tenant provides Landlord with a timely Objection Notice, Landlord and Tenant shall work together in good faith to resolve any issues raised in Tenant’s Objection Notice. If Landlord and Tenant determine that Expenses for the calendar year are less than reported, Landlord shall provide Tenant with a credit against the next installment of Rent in the amount of the overpayment by Tenant. Likewise, if Landlord and Tenant detennine that Expenses for the calendar year are greater than reported, Tenant shall pay Landlord the amount of any underpayment within 30 days. If Tenant fails to give Landlord an Objection Notice with respect to any records that have been made available to Tenant prior to expiration of the Objection Period applicable to the records which have been provided to Tenant, Tenant shall be deemed to have approved Landlord’s statement ofExpenses with respect to the matters reflected in such records and shall be barred from raising any claims regarding the Expenses relating to such records for that year. If Tenant fails to provide Landlord with a Review Notice prior to expiration of the Review Notice Period or fails to provide a Request for Information in the Review Notice during such Review Notice Period as described above, Tenant shall be deemed to have approved Landlord’s statement ofExpenses and shall be barred from raising any claims regarding the Expenses for that year.

If Tenant retains an agent to review Landlord’s records, the agent must be with a nationally recognized CPA firm licensed to do business in the state or commonwealth where the Property is located. Tenant shall be solely responsible for all costs, expenses and fees incurred for the audit, and the fees charged cannot be based in whole or in part on a contingency basis. The records and related information obtained by Tenant shall be treated as confidential, and applicable only to the Building, by Tenant and its auditors, consultants and other parties reviewing such records on behalf of Tenant (collectively, “Tenant’s Auditors”), and, prior to making any records available to Tenant or Tenant’s Auditors, Landlord may require Tenant and Tenant’s Auditors to each execute a reasonable confidentiality agreement (“Audit Confidentiality Agreement”) in accordance with the foregoing. In no event shall Tenant be permitted to examine Landlord’s records orto dispute any statement ofExpenses unless Tenant has paid and continues to pay all Rent when due.

5. Triple Net Lease -- Intent. Landlord and Tenant understand and agree that this Lease is what is commonly known in the commercial real estate industry as a ‘Net, Net, Net Lease’ or ‘Triple Net Lease’. Tenant recognizes and acknowledges, without limiting the generality of any other terms or provisions ofthis Lease, that it is the intent of the parties hereto that any and all sums due hereunder, including but not limited to Base Rent, real estate taxes, liability and property insurance costs, and all items included as Additional Rent, are to be paid by Tenant to Landlord, except as otherwise expressly and solely set forth as the obligation ofLandlord, and shall be net to Landlord.

Commons V MOB	Exhibit B, Page 3	(HTA BUILDING NO. 110501)
Naples, FL		HLYK Florida, LLC – Lease

EXHIBIT C

WORK LETTER

This Exhibit is attached to and made a part ofthe MEDICAL OFFICE BUILDING LEASE (the “Lease”) by and between HTA -- COMMONS V, LLC, a Delaware limited liability company (“Landlord”), and HLYK FLORIDA, LLC, a Florida limited liability company (“Tenant”), for space in the Building located at 800 Goodlette Road North, Naples, Florida 34102. Capitalized terms used but not defined herein shall have the meanings given in the Lease. For purposes herein this Exhibit, the tenn “Premises” shall mean the Premises and the Licensed Space (as defined in Exhibit F).

1. Landlord shall perfonn improvements to the Premises in accordance a work list to be agreed by Landlord and Tenant (the “Worklist”) using Building standard methods, materials and finishes. The improvements to be performed in accordance with the Worklist are hereinafter referred to as the “Landlord Work”. Landlord and Tenant agree that Landlord’s obligation to pay for the cost of Landlord Work (inclusive of the actual construction costs, architectural fees, permitting, and a construction management fee to Landlord equal to 5% of the total construction costs) shall be limited to the Allowance amount and that Tenant shall be responsible for the cost of Landlord Work, plus any applicable state sales or use tax, ifany, to the extent that it exceeds the Allowance. Landlord shall enter into a direct contract for the Landlord Work with a general contractor selected by Landlord. In addition, Landlord shall have the right to select and/or approve of any subcontractors used in connection with the Landlord Work and any work performed in connection with Section 2 below.

2. All other work and upgrades, subject to Landlord’s approval, shall be at Tenant’s sole cost and expense, plus any applicable state sales or use tax thereon, payable upon demand as Additional Rent. Tenant shall be responsible for any Tenant delay in completion of the Premises resulting from any such other work and upgrades requested or performed by Tenant.

3. Landlord’s supervision or performance of any work for or on behalf ofTenant shall not be deemed to be a representation by Landlord that such work complies with applicable insurance requirements, building codes, ordinances, laws or regulations or that the improvements constructed will be adequate for Tenant’s use.

4. If Landlord’s estimate of the cost ofthe Landlord Work shall exceed the Allowance, Landlord, prior to commencing any Landlord Work, shall submit to Tenant a written estimate setting forth the anticipated cost of the Landlord Work, including but not limited to labor and materials, contractor’s fees and permit fees. Within 3 Business Days thereafter, Tenant shall either notify Landlord in writing of its approval of the cost estimate, or specify its objections thereto and any desired changes to the proposed Landlord Work. If Tenant notifies Landlord of such objections and desired changes, Tenant shall work with Landlord to reach a mutually acceptable alternative cost estimate.

5. If Landlord’s estimate and/or the actual cost of construction shall exceed the Allowance (such amounts exceeding the Allowance being herein referred to as the “Excess Costs”), Tenant shall pay to Landlord such Excess Costs, plus any applicable state sales or use tax thereon, prior to, and as a condition of, commencement of the construction of the Landlord Work, or, if such excess costs are incurred after the commencement ofthe construction, then as a condition of the continuation and completion of such Landlord Work, and any difference between such estimated amount paid and the actual cost of the Landlord Work shall be reconciled after the completion of the Landlord Work. The statements of costs submitted to Landlord by Landlord’s contractors shall be conclusive for purposes of determining the actual cost of the items described therein. The amounts payable by Tenant hereunder constitute Rent payable pursuant to the Lease, and the failure to timely pay same constitutes an event of default under the Lease.

6. Any portion of the Allowance which is remaining as of December 31, 2019, shall accrue to the sole benefit of Landlord, it being agreed that Tenant shall not be entitled to any credit, offset, abatement or payment with respect thereto.

Commons V MOB	Exhibit C, Page 1	(HTA BUILDING NO. 110501)
Naples, FL		HLYK Florida, LLC – Lease

7. Tenant is responsible for paying all expenses associated with Tenant’s moving costs, telecommunications, and the acquisition, installation, maintenance and repair of Tenant’s trade fixtures, equipment, furniture and personal property as well as for the cost of any above Building standard improvements and any allowance provided hereunder shall not be applicable to such expenses. All of Tenant’s trade fixtures and equipment to be built in or attached to the Premises or otherwise connected to mechanical, structural, electrical or plumbing systems in the Building shall be installed by Landlord’s contractor as part of the Landlord Work, at Tenant’s cost.

8. Tenant acknowledges and agrees that Landlord does not directly perform, but manages the construction of the Landlord Work which shall be performed by Landlord’s contractors. As such, Landlord is not a guarantor of the timing, cost or quality ofthe Landlord Work, provided that Landlord shall coordinate any repairs or correction of any latent defects in the Landlord Work existing as of Substantial Completion of the Landlord Work, or, if arising after the Substantial Completion of the Landlord Work, to the extent such defects are not due to the acts or omissions or use ofTenant ofthe Premises, to the full extent ofany warranties available to Landlord with respect to such defects. “Substantially Complete or “Substantial Completion” as used in this Exhibit shall mean that the Landlord Work to be performed by Landlord under the Lease has been performed, other than any punch-list items, details of construction, mechanical adjustment or any other similar matter, the non-completion of which does not materially interfere with Tenant’s use of the Premises.

9. Tenant acknowledges that the Landlord Work may be performed by Landlord in the Premises during Building Service Hours subsequent to the Commencement Date. Landlord and Tenant agree to cooperate with each other in order to enable the Landlord Work to be performed in a timely manner and with as little inconvenience to the operation of Tenant’s business as is reasonably possible. Notwithstanding anything herein to the contrary, any delay in the completion ofthe Landlord Work or inconvenience suffered by Tenant during the performance of the Landlord Work shall not subject Landlord to any liability for any loss or damage resulting therefrom or entitle Tenant to any credit, abatement or adjustment of Rent or other sums payable under the Lease.

This Exhibit shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the Premises or any additions to the Premises in the event of a renewal or extension of the original Term ofthe Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

(SIGNATURES ON NEXT PAGE)

Commons V MOB	Exhibit C, Page 2	(HTA BUILDING NO. 110501)
Naples, FL		HLYK Florida, LLC – Lease

IN WITNESS WHEREOF, Landlord and Tenant have entered into this Exhibit as ofthe Lease Date.

LANDLORD:	WITNESS/ATTEST:

HTA -- COMMONS V, LLC,
Delaware limited liability company

By:	/s/ Robert A. Milligan	By:	/s/ Brenda Michael
Name:	Robert A. Milligan	Name:	Brenda Michael
Title:	Authorized Signatory	Date:

	By:	/s/ Tim Ames
	Name:	Tim Ames
Date:	Date:
TENANT:
WITNESS/ATTEST:

HLYK FLORIDA, LLC,
a Florida limited liability company

Commons V MOB	Exhibit C, Page 3	(HTA BUILDING NO. 110501)
Naples, FL		HLYK Florida, LLC – Lease

EXHIBIT D

INTENTIONALLY OMITTED

Commons V MOB	Exhibit D, Page 1	(HTA BUILDING NO. 110501)
Naples, FL		HLYK Florida, LLC – Lease

EXHIBIT E

BUILDING RULES AND REGULATIONS

This Exhibit is attached to and made a part of the MEDICAL OFFICE BUILDING LEASE (the “Lease”) by and between HTA- COMMONS V, LLC, a Delaware limited liability company (“Landlord”), and HLYK FLORIDA, LLC, a Florida limited liability company (“Tenant”), for space in the Building located at 800 Goodlette Road North, Naples, Florida 34102. Capitalized terms used but not defined herein shall have the meanings given in the Lease.

The following Rules and Regulations shall be and are made a part of the Lease for the Premises in the Building, and Tenant agrees that its employees and agents or any others permitted by Tenant to occupy or enter said Premises shall at all times abide by the Rules and Regulations, and that a default in the performance and observance thereof shall constitute a default under the Lease:

a) The sidewalks, entries, passages and corridors of the Building shall not be obstructed by Tenant, or its agents or employees, or used for any other purpose than ingress and egress to and from the Premises.

b) Furniture, equipment or supplies shall be moved in or out ofthe Building only through or upon areas designated by Landlord, and then only during such hours and in such manner as may be prescribed by Landlord.

c) All signs shall be approved and installed by Landlord in accordance with Exhibit F of the Lease.

d) Tenant shall not do or permit anything to be done in the Premises, or bring anything therein, which will in any way increase the rate of fire insurance on the Building, or on property kept therein, or obstruct or interfere with the rights of other tenants, or in any way injure or annoy them, or conflict with the laws relating to fire, or with any regulations of the fire department or with any insurance policy upon the Building or any part thereof, or conflict with any ofthe rules or ordinances or the Department of Health ofthe city and county in which the Building is located.

e) Water closets and other water fixtures shall not be used for any purpose other than that for which the same are intended, and any damage resulting to the same from misuse on the part ofTenant, its agents or employees shall be paid for by Tenant. No person shall commit waste of water in any way or in any other manner.

f) No animals shall be allowed in the offices, halls, or corridors in the Building except seeing-eye dogs or other legally required service animals.

g) Bicycles or other vehicles shall not be permitted in the offices or corridors in the Building, nor shall any obstruction of sidewalks or entrances of the Building by such be permitted.

h) No person shall disturb the occupants of the Building or adjoining buildings or premises by the use of any game, appliance, radio, musical instrument or other device, or by the making of loud or improper noises.

i) Tenant shall not allow anything to be placed on the outside window ledges ofthe Building, nor shall anything be thrown by Tenant, its agents or employees out of the windows or doors.

j) No additional locks shall be placed by Tenant on any door in the Building unless the consent of Landlord shall first have been obtained. Up to six (6) keys to the Premises and to the toilet rooms shall be furnished by Landlord, and none of Tenant, its agents, contractors or employees shall have any duplicate key made. At the termination ofthis tenancy, Tenant shall promptly return to Landlord all keys to offices, toilet rooms or vaults.

k) Other than those installed or designed by Landlord, no awnings, shades or other obstructions shall be placed over or on the windows, doors or doorways.

Commons V MOB	Exhibit E, Page 1	(HTA BUILDING NO. 110501)
Naples, FL		HLYK Florida, LLC – Lease

1) Tenant shall not install or operate any steam or gas engine or boiler, or carry on any mechanical business in the Premises. The use of oil, gas or inflammable liquids for heating, lighting or any other purposes is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Building.

m) If any tenant desires telecommunications, telephonic or other electrical connections, Landlord or its agents shall direct electricians as to where and how the.wires may be introduced, and without such directions, no boring or cutting for wires shall be permitted. Any such installation and connection shall be made at Tenant’s expense. No wires for electric or other purposes may be introduced, and boring or cutting ofpresent wires shall not be allowed, without the consent of Landlord and then only under its direction.

n) Except as approved by Landlord, Tenant shall not mark upon, paint signs upon, cut or drill into, drive nails or screws into, or in any way deface the walls, ceilings, partitions or floors of the Premises or of the Building, and repairs of any defacement, damage or injury caused by Tenant, its agents or employees shall be paid for by Tenant.

o) Landlord shall at all reasonable times have the right, by its officers or agents, to enter the Premises in accordance with Section 10 of the Lease.

p) Tenant shall close and securely lock all doors and windows of the Premises and shall carefully shut off water faucets, water apparatus and electricity to nonessential machines and equipment in the Premises before leaving the Building. Tenant shall cooperate with Landlord in obtaining maximum effectiveness ofthe cooling system by closing blinds when the sun’s rays fall directly on windows of the Premises. Tenant shall not obstruct, alter or in any way impair the efficient operation of the Building’s heating, ventilating and air conditioning systems, nor shall Tenant tamper with or change the setting of any thermostats or temperature control valves.

q) Tenant shall use appropriate carpet casters and protective floor mats to prevent unnecessary wear to carpeted areas of the Premises.

r) Landlord shall not be responsible to Tenant or any tenant for any loss ofproperty from the Premises however occurring other than as the direct result of Landlord’s gross negligence or willful misconduct.

s) Building hours are as specified in Section 1.19 of the Lease for Building Service Hours.

t) Without Landlord’s prior consent, in Landlord’s sole discretion, Tenant shall not hang, install, mount, suspend or attach anything from or to any sprinkler, plumbing, utility or other lines.

u) The toilet rooms, toilets, urinals, sinks, faucets, plumbing or other service apparatus of any kind shall not be used for any purposes other than those for which they were installed, and no sweepings, rubbish, rags, ashes, chemicals or other refuse or injurious substances shall be placed therein or used in connection therewith or left in any lobbies, passages, elevators or stairways.

v) Tenant shall not impair in any way the fire safety system and shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any Governmental Authority. No person shall go on the roof without Landlord’s prior written permission in Landlord’s sole discretion.

w) Tenant shall not use nor keep in the Building any matter having an offensive odor.

x) Tenant shall not use the Common Areas of the Building for business purposes or special events without the prior consent of Landlord.

y) Tenant shall not place or dispose of any refuse, garbage or anything outside the Premises or elsewhere in the Building other than garbage or refuse in containers or receptacles expressly designated by Landlord for that purpose as and where so designated. Tenant shal1 not permit undue accumulations of trash, garbage, rubbish or other refuse within the Premises.

Commons V MOB	Exhibit E, Page 2	(HTA BUILDING NO. 110501)
Naples, FL		HLYK Florida, LLC – Lease

z) These Building Rules are not intended to give Tenant any rights or claims if Landlord does not enforce any ofthem against any other tenants or if Landlord does not have the right to enforce them against any other tenants and such non-enforcement shall not constitute a waiver as to Tenant.

aa) Landlord reserves the right to rescind, suspend or modify any rules or regulations and to make such other rules and regulations as, in Landlord’s reasonable judgment, may from time to time be needed for the safety, care, maintenance, operation and cleanliness of the Building and for the preservation of good order therein. Notice of any action by Landlord referred to in this paragraph, given to Tenant, shall have the same force and effect as if originally made a part of the foregoing Lease. New rules or regulations shall not, however, be unreasonably inconsistent with the proper and rightful enjoyment ofthe Premises by Tenant under the Lease. Landlord reserves the right to make such further reasonable rules and regulations as in its judgment may from time to time be needed and desirable for the safety, care and cleanliness of the Building.

bb) Tenant shall comply with any move-in/move-out rules provided by Landlord.

cc) Tenant shall provide Landlord with a written identification of any vendors engaged by Tenant to perform services for Tenant at the Premises (examples: cleaners, security guards/monitors, trash haulers, telecommunications installers/maintenance).

dd) If, at Tenant’s request, Landlord consents to Tenant having a dumpster at the Building, Tenant shall locate the dumpster in the area designated by Landlord and shall keep and maintain the dumpster clean and painted with lids and doors in good working order and, at Landlord’s request, locked.

ee) IfLandlord designates the Building as a non-smoking building, Tenant and its employees and agents shall not smoke in the Building nor within 20 feet of the Building entrances, exits, windows or vents, and Tenant and its employees and agents shall comply with all applicable smoking Laws.

ff) Tenant shall have the right, at Tenant’s sole risk and responsibility, to use only the Number of Parking Spaces at the Building set forth in the Lease. Tenant shall comply with all parking regulations promulgated by Landlord from time to time for the orderly use of the vehicle parking areas, including without limitation the following: Parking shall be limited to automobiles, passenger or equivalent vans, motorcycles, light four wheel pickup trucks and (in designated areas) bicycles. No vehicles shall be left in the parking lot overnight without Landlord’s prior approval. Parked vehicles shall not be used for vending or any other business or other activity while parked in the parking areas. Vehicles shall be parked only in striped parking spaces, except for loading and unloading, which shall occur solely in zones marked for such purpose, and be so conducted as to not unreasonably interfere with traffic flow at the Building or with loading and unloading areas of other tenants. Employee and tenant vehicles shall not be parked in spaces marked for visitor parking or other specific use. All vehicles entering or parking in the parking areas shall do so at the vehicle owner’s sole risk and Landlord assumes no responsibility for any damage, destruction, vandalism or theft. Tenant shall cooperate with Landlord in any measures implemented by Landlord to control abuse of the parking areas, including without limitation access control programs, tenant and guest vehicle identification programs, and validated parking programs, provided that no such validated parking program shall result in Tenant being charged for spaces to which it has a right to free use under the Lease. Each vehicle owner shall promptly respond to any sounding vehicle alarm or horn, and failure to do so may result in temporary or permanent exclusion of such vehicle from the parking areas. Any vehicle which violates the parking regulations may be cited, towed at the expense of the owner, temporarily or permanently excluded from the parking areas, or subject to other lawful consequence.

gg) All goods, including material used to store goods, delivered to the Premises shall be immediately moved into the Building and shall not be left in parking or receiving areas overnight.

hh) Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure ofthe Building, and to such a degree as to be reasonably objectionable to other tenants in the Building, shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices to eliminate noise or vibration.

ii) Tenant shall not use any method of heating or air conditioning other than that currently existing at the Building without the prior consent of Landlord, not to be unreasonably withheld.

jj) No displays or sales or merchandise shall be allowed outside of the Building or the Premises.

Commons V MOB	Exhibit E, Page 3	(HTA BUILDING NO. 110501)
Naples, FL		HLYK Florida, LLC – Lease

EXHIBIT F ADDITIONAL

PROVISIONS

This Exhibit is attached to and made a part ofthe MEDICAL OFFICE BUILDING LEASE (the “Lease”) by and between HTA -- COMM ONS V, LLC, a Delaware limited liability company (“Landlord”), and HLYK FLORIDA, LLC, a Florida limited liability company (“Tenant”), for space in the Building located at 800 Goodlette Road North, Naples, Florida 34102. Capitalized terms used but not defined herein shall have the meanings given in the

Lease.

1. Parking.

(a) Parking Rights. Provided that Tenant shall not then be in Default under the terms and conditions ofthe Lease, and provided further that Tenant shall comply with and abide by Landlord’s parking rules and regulations from time to time in effect, Tenant shall have a non-exclusive license to use the parking areas that are part ofthe Common Area (the “Parking Areas) for the parking of standard size passenger automobiles, pick-up trucks, motorcycles, vans and sport utility vehicles in the number set out at Section 1.21 of the Lease with respect to reserved and unreserved parking spaces (or such other number as may be required by Law from time to time, the “Parking Spaces”); provided, however, that Landlord shall not be required to enforce Tenant’s right to use the Parking Spaces. Use ofthe Parking Spaces shall be on a first-come, first-served basis in common with other tenants of and visitors to the Building. If Tenant is expressly granted the use ofexclusive and designated Parking Spaces, then such Parking Spaces shall be located where designated by Landlord from time to time. Tenant’s license to use the Parking Spaces shall be subject to Laws and such terms, conditions, rules and regulations as Landlord may impose from time to time, including the imposition ofa parking charge. Each vehicle shall, at Landlord’s option, bear a permanently affixed and visible identification sticker to be provided by Landlord. The license granted hereunder is for self-service parking only and does not include additional rights or services.

(b) Management of Parking Areas. The Parking Areas shall be subject to the reasonable control and management of Landlord, who may, from time to time, establish, modify and enforce reasonable rules and regulations with respect thereto. If the location of the Parking Spaces is not assigned pursuant to the terms of this Lease, Landlord reserves the right at any time to assign a location for such Parking Spaces, and Tenant shall be responsible to ensure that its employees, agents, contractors and visitors park in the assigned Parking Spaces only. Tenant shall, if requested by Landlord, furnish to Landlord a complete list of the license plate numbers of all vehicles operated by Tenant, any Transferee, or their respective officers and employees. Landlord reserves the right to change, reconfigure, or rearrange the Parking Areas, to reconstruct or repair any portion thereof, and to restrict or eliminate the use of any Parking Areas and do such other acts in and to such areas as Landlord deems necessary or desirable, without such actions being deemed an eviction of Tenant or a disturbance of Tenant’s use of the Premises, and without Landlord being deemed in default hereunder, provided that Landlord shall use commercially reasonable efforts (without any obligation to engage overtime labor or commence any litigation) to minimize the extent and duration of any resulting interference with Tenant’s parking license. Landlord may, in its sole discretion, convert the Parking Areas to a reserved and/or controlled parking facility, or operate the Parking Areas (or a portion thereof) as a tandem, attendant assisted and/or valet parking facility.

(c) No Liability; Indemnification: Waiver. The provisions ofthe Lease shall fully apply to Tenant’s use of the Parking Spaces, including those of Section 13 and Section 20, and Tenant acknowledges and agrees that Tenant shall be responsible for the acts and omissions of Tenant Related parties and Tenant’s Visitors or contractors that use the Parking Areas. Except in connection with a Business Transfer or Transfer consented to by Landlord, Tenant shall not assign any of its rights hereunder, and any attempted assignment shall be void.

(d) Visitor Parking. Tenant recognizes and agrees that visitors, contractors, clients, patients and/or customers (collectively the “Visitors) to the Building and the Premises must park automobiles or other vehicles only in areas designated by Landlord from time to time as being for the use of such Visitors, and Tenant hereby agrees to direct its Visitors to park only in the areas designated by Landlord from time to time for the use of Tenant’s Visitors. Further, parking for Visitors is subject to the payment of separate fees (“Visitor Parking Fees”) at rates set and to be set by Landlord from time to time in its sole discretion. Tenant hereby covenants and agrees to pay or direct its Visitors to pay the Visitor Parking Fees, plus taxes thereon, as shall be set by Landlord. All use ofthe Parking Areas shall be subject to Landlord’s rules and regulations, including with respect to Visitors parking.

Commons V MOB	Exhibit F, Page 1	(HTA BUILDING NO. 110501)
Naples, FL		HLYK Florida, LLC – Lease

(e) Governmental or Third Party Fees. If Landlord shall be required to pay any charges for the Parking Spaces or Visitor parking, including any tax, surcharge, regulatory fee, at any time to any third party (including a Parking Operator, as defined in (g)), including as a result of any Law(“Parking Costs”), then Tenant shall pay such Parking Costs as Additional Rent under this Lease. Landlord may require payment of Parking Costs reasonably allocable to the Parking Spaces to be made in advance and from time to time as required by Landlord (except that they shall be paid monthly with Base Rent payments if permitted by Law) or as part of the Operating Expenses charged to Tenant under the Lease.

(f) Risk; No Bailment. All motor vehicles (including all contents thereof) shall be parked in the Parking Areas at the sole risk of Tenant and other users of the Parking Areas it being expressly agreed and understood that Landlord has no duty to insure any of said motor vehicles (including the contents thereof), and that Landlord is not responsible for the protection and security of such vehicles. It is further agreed that this Section shall not be deemed to create a bailment between the parties hereto, it being expressly agreed and understood that the only relationship created between Landlord and Tenant hereby with respect to the Parking Areas is that of1icensor and licensee, respectively.

(g) Parking Operator. Landlord may delegate its responsibilities with respect to the Parking Areas to a parking operator, in which case such parking operator shall have all the rights of control and management granted to Landlord. The Parking Operator may charge a use fee for the use of the Parking Operator which shall be the sole responsibility of Tenant and other users of the Parking Areas.

2. Signage. Tenant shall erect no signs on the Premises, Common Areas or the Building except in accordance with all Laws and the rules and regulations of Landlord, and then only after first obtaining Landlord’s consent in Landlord’s sole discretion. Landlord reserves all rights to the use of the roof and exterior walls of the Building, and the right to install, and all revenues from the installation of such advertising signs on the Building, provided that Landlord shall use commercially reasonable efforts to not unreasonably interfere with the conduct ofTenant’s business. At Landlord’s cost, Landlord shall maintain and, to the extent not installed at the commencement of the Term, install Building standard signs identifying practices and physicians within the Premises at a location immediately outside the entry doors for the Premises. Landlord shall provide Tenant, at Landlord’s cost, one single line entry per practice and physician on the Building directory located in the lobby ofthe Building. All additions, deletions or other changes to such entry, and any additional entries (including after a Transfer), shall be made by Landlord at Tenant’s sole cost. Tenant grants to Landlord a non• exclusive and royalty-free license and limited right to use Tenant’s Trade Name(s), trademark(s), logo(s) and design(s), whether registered or unregistered (the “Licensed Marks) in marketing materials or other promotional materials relating to the Building in all media, including the use, reproduction and distribution of photographs and video of the outside of the Premises or Building and Tenant’s signage and the use of Licensed Marks in any tenant list.

3. Renewal. If Tenant duly and timely (i) pays all Rent and (ii) performs each and every covenant, provision, condition and agreement in the Lease on the part ofTenant to be performed, and is not in Default under this Lease, Tenant shall have two (2) options to extend the Term (each, an “Option”) for consecutive 36 month periods (each, an “Extension Term”). An Extension Term shall commence, if at all, immediately upon the expiration of the initial Term or the then current Extension Term, as applicable. Each Option shall be exercised by Tenant giving written notice (an “Option Notice”) to Landlord (in the manner provided in this Lease), no earlier than 365 days and not later than 180 days prior to the expiration of the initial Term or the current Extension Term, and must be exercised for the entire Premises. If Tenant fails to give Landlord an Option Notice within the time period and as otherwise specified herein, the subject Option (and any succeeding Options) shall automatically become null and void. Tenant shall promptly execute a written amendment to the Lease memorializing each exercise ofan Option, to include the extension ofthe Term, the amount of the Base Rent for such Extension Term, and such other amendments as Landlord may reasonably require to the Lease (each, an “Extension Amendment”). Landlord may require Tenant to execute each Extension Amendment prior to the commencement of its corresponding Extension Tenn. To the extent Tenant has not executed an Extension Amendment by the start of any Extension Tenn, the amount of Rent payable by Tenant as ofthe start of such Extension Tenn shall be as set forth in Landlord’s initial notice as provided below for such Extension Term, subject to any adjustment, ifrequired, after the determination of the amount of fair market rent for such Extension Term as provided below and the execution of the Extension Amendment for such Extension Term.

Commons V MOB	Exhibit F, Page 2	(HTA BUILDING NO. 110501)
Naples, FL		HLYK Florida, LLC – Lease

If Tenant properly exercises an Option, Base Rent shall be adjusted as of the commencement date of the Extension Tenn to be equal to the fair market rental value for the highest and best medical office use of the Premises as of such date, as determined by Landlord, the amount of which Landlord shall notify Tenant in writing not less than 4 months prior to the commencement of such Extension Term; provided, that in no event shall fair market rent for such Extension Tenn be less than Base Rent prior to the commencement date of such Extension Term. If Tenant objects to Landlord’s determination, Tenant shall, within 15 days after receipt of Landlord’s notice, notify Landlord in writing of Tenant’s disagreement, whereupon Landlord and Tenant shall meet and attempt to resolve such disagreement. IfLandlord and Tenant are unable to agree upon the fair market rent ofthe Premises within 20 days following Landlord’s receipt of Tenant’s notice, then the fair market rent sha11 be detennined by appraisal in the manner provided below. To the extent fair market rent has not been determined by appraisal in the manner provided below and set forth in an executed Extension Amendment, the amount of Rent payable by Tenant as of the start of any Extension Tenn for which fair market rent is not previously established in an Extension Amendment shall be as set forth in Landlord’s initial notice with respect to the fair market rent for any such Extension Term, as provided above, subject to any adjustment, if required, after the determination ofthe amount of fair market rent for such Extension Term as provided below.

The process for determining the fair market rent ofthe Premises by appraisal shall be as follows: The Premises shall be appraised taking into account first class hospital campuses and medical office buildings in, among other things, comparable markets in similar metropolitan areas, by an MAI appraiser chosen by Landlord with no less than 10 years of experience appraising medical office property in the metropolitan area in which the Building is located and the resulting appraisal report (the “First Appraisal”) shall be forwarded to Tenant. Ifthe First Appraisal is deemed unacceptable by Tenant, then Tenant shall so advise Landlord in writing within 10 Business Days after receipt ofthe First Appraisal (and Tenant’s failure to give notice within such 10 Business Day period shall be deemed Tenant’s acceptance of the First Appraisal) and Tenant shall have the right to engage an MAI appraiser with similar qualifications to Landlord’s appraiser and the resulting appraisal report (the “Second Appraisal”) shall be forwarded to Landlord. If Landlord shall deem the Second Appraisal to be unacceptable, then Landlord shall advise Tenant within l O Business Days after receipt of the Second Appraisal (and Landlord’s failure to give notice within such 10 Business Day period shall be deemed Landlord’s acceptance of the Second Appraisal), and the first appraiser and second appraiser shall together choose a third MAI appraiser with similar qualifications to theirs who shall appraise the Premises and forward the resulting appraisal report (the “Third Appraisal”) to Landlord and Tenant. The cost of the First Appraisal shall be borne by Landlord. The cost of the Second Appraisal shall be borne by Tenant. The cost of the Third Appraisal shall be shared equally between Landlord and Tenant. If the Third Appraisal is greater than the higher ofthe First Appraisal and the Second Appraisal or less than the lower ofthe First Appraisal and the Second Appraisal, then the fair market rent shall be the average of the First Appraisal and the Second Appraisal. If the Third Appraisal is not greater than the higher ofthe First Appraisal and the Second Appraisal nor less than the lower of the First Appraisal and the Second Appraisal, then the fair market rent shall be the sum of the First Appraisal, the Second Appraisal and the Third Appraisal, divided by three. After such appraisal procedure is completed and the fair market rent for such Extension Term is established, then Tenant shall promptly make payment to Landlord for any underpayment of Base Rent owing for the prior months.

The determination of fair market rent shall include the amount of appropriate annual increases in Base Rent.

Each Option granted to Tenant in this Lease is personal to the original Tenant named in the first paragraph of the Lease and cannot be voluntarily or involuntarily assigned or exercised by any person or entity other than said original Tenant while the original Tenant is in full and actual possession of the Premises and without the intention of thereafter assigning or subletting, and all renewal options contained in this Lease shall automatically terminate upon the assignment ofthis Lease or subletting in whole or in part of the Premises by Tenant.

4. Multiple Buildings in Project. The Building and Property are a part of a multi-Building or multi-Property project (the “Development”). Tenant acknowledges and agrees that as part ofthe Development, certain costs are required to be paid by Landlord in connection with the Development of which the Building and Property are a part, including Development association dues and fees, common area costs, or other costs arising from covenants, conditions and restrictions, reciprocal easement agreements or relating to the Development. Such costs shall be paid by Landlord, and shall be deemed Expenses payable by Tenant as provided in Exhibit B. Such costs shall be allocated to the Building in the proportion that the rentable area of the Building bears in relation to the total rentable area of the Project (as such rentable area may vary from time to time).

5. Licensed Space. During the Lease Term, Landlord shall grant to Tenant a license (“License”) for the use of that portion of the Building which is shown on Exhibit F-1 attached hereto, consisting of approximately 368 rentable square feet of unfurnished area identified as a portion of Suite 250 (the “Licensed Space”). Commencing on the Commencement Date and continuing through the Expiration Date, Tenant shall pay Landlord a fee (the “License Fee”), of $383.33 per month (based on $12.50 per square foot per year), plus applicable taxes, prorated in case of any partial month for the Licensed Space. Notwithstanding anything herein to the contrary, either party may terminate this License upon thirty (30) days prior written notice to the non-terminating party, and the License shall terminate effective at the end of such 30-day period. In the event either party terminates the License pursuant to this paragraph, Tenant shall surrender the Licensed Space to Landlord in accordance with the terms of the Lease, and each of the parties shall be released of all obligations and liabilities arising hereunder following the effective date of such termination; provided, however, that each party hereto shall remain liable for all obligations that have accrued prior to such termination or are otherwise intended to survive termination of this License.

Commons V MOB	Exhibit F, Page 3	(HTA BUILDING NO. 110501)
Naples, FL		HLYK Florida, LLC – Lease

EXHIBIT F-1

LICENSED SPACE

Commons V MOB	Exhibit F, Page 4	(HTA BUILDING NO. 110501)
Naples, FL		HLYK Florida, LLC – Lease

EXHIBIT G

CONTROL OF DANGEROUS/HAZARDOUS CHEMICALS AND MATERIALS; MOLD

This Exhibit is attached to and made a part ofthe MEDICAL OFFlCE BUILDING LEASE (the “Lease”) by and between HTA -- COMMONS V, LLC, a Delaware limited liability company (“Landlord”), and HLYK FLORIDA, LLC, a Florida limited liability company (“Tenant”), for space in the Building located at 800 Goodlette Road North, Naples, Florida 34102. Capitalized terms used but not defined herein shall have the meanings given in the Lease.

A. CONTROL OF DANGEROUS/HAZARDOUS CHEMICALS AND MATERIALS.

1. Tenant shall take all reasonable and necessary steps as required by Laws regarding the handling, storage, use and/or disposition of Hazardous Substances (as defined below) to cause prompt and ongoing compliance therewith. Tenant shall not cause or permit any Hazardous Substance to be spilled or released in, on, under or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Tenant’s expense, take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of, the Premises, the elements surrounding same, or neighboring properties, or pertaining to or involving any Hazardous Substance and/or storage tank. Tenant represents and warrants to Landlord that Tenant’s business and all activities to be performed by Tenant in, on or about the Premises, Building and Property shall comply with all Laws respecting Hazardous Substances and Tenant agrees to promptly change at its sole expense any such activity or install any equipment, safety devices, pollution control systems and/or other installations as may be required at any time during the Term to comply therewith.

2. Tenant agrees to, immediately upon learning of same, notify Landlord and the appropriate authorities of any spills, accidents, or improper discharges of any Hazardous Substances at the Property. In addition to and in further support of and compliance with other hold harmless, indemnification and defense obligations, Tenant acknowledges and assumes total responsibility for any and all Hazardous Substances it may handle, store, use and/or dispose ofin or about the Premises. Such responsibility shall include, but not be limited to, medical costs and personal injury awards (consequential, compensatory and/or punitive which shall in no event and notwithstanding anything to the contrary in this Lease be waived by Landlord), environmental cleanups and related costs, governmental fines against Landlord and/or Tenant resulting from Tenant’s willful and/or negligent handling, storage, use or disposition of dangerous/hazardous chemicals and materials, and/or Tenant’s non-compliance with Laws.

3. Tenant shall, upon Landlord or governmental request, disclose the type and quantity of Hazardous Substances Tenant handled, stored, used or disposed of in or about the Premises at any time during the Term.

4. Tenant shall (i) maintain and control all inventories of Hazardous Substance handled, stored, used and/or and disposed of in or about the Premises, (ii) educate managers, employees, and shipping personnel on the proper handling, storage, use and/or disposition of Hazardous Substances, (iii) develop a Hazardous Substances accident plan, (iv) isolate key use and storage areas of Hazardous Substances to prevent any of the foregoing from entering ground waters, surface waters and/or soils, and (v) keep informed about existing and future governmental requirements concerning Hazardous Substances and Tenant’s compliance obligations.

Commons V MOB	Exhibit G, Page 1	(HTA BUILDING NO. 110501)
Naples, FL		HLYK Florida, LLC – Lease

The term “Hazardous Substance” as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials on the Premises or other portions of the Building and/or the Property, is either: (i) potentially injurious to the public health, safety or welfare, the environment, the Premises, other portions of the Building, and/or the Property, (ii) regulated or monitored by any governmental authority or as required by any Laws, or (iii) a basis for liability of Landlord to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products, by products or fractions thereof, asbestos, urea formaldehyde, and polychlorinated biphenyls (PCBs).

Tenant shall not cause or permit any Hazardous Substance to be brought upon, kept, or used in or about the Premises, Building or Property by Tenant, its agents, employees, contractors, licensees or invitees, without the prior consent of Landlord in Landlord’s sole discretion, except for those Hazardous Substances permitted to be used by Tenant in accordance with the following sentence. Notwithstanding the foregoing, Tenant shall be permitted to use quantities and types of Hazardous Substances on the Premises which are typical and customary with respect to Tenant’s current operations, provided that Tenant shall comply with all Laws in connection with such usage and shall dispose of all such Hazardous Substances in the manner required by Laws and good practices. If Landlord consents to any Hazardous Substance use within or upon the Premises, then within 10 days following Tenant’s receipt of Landlord’s request therefor from time to time during the Term, Tenant shall deliver to Landlord a summary of such Hazardous Substances as are actually then being stored, handled, used and/or disposed of at the Premises (including as to common trade name, chemical name, components and concentration and maximum quantity stored) in such form as may be reasonably requested by Landlord. No termination, cancellation or release agreement entered into by Landlord and Tenant shall release Tenant from its obligations under this Lease with respect to Hazardous Substances or storage tanks used or installed by Tenant, unless specifically so agreed by Landlord in writing at the time of such agreement.

B. MOLD.

1. Without limiting the generality of any other provision of this Lease, Tenant covenants and agrees that neither Tenant nor any Tenant Related Parties or contractors shall create, and Tenant covenants and agrees to exercise commercially reasonable efforts to prevent, the existence in or about the Premises of any Mold or Mold Condition (as such terms are defined below), and Tenant shall, at its sole cost, monitor the Premises for the presence of Mold and Mold Conditions at commercially reasonable intervals and in a commercially reasonable manner. If Tenant obtains knowledge of suspected or actual Mold or Mold Conditions at the Premises, Tenant shall promptly (but in any event within IO Business Days of the discovery thereof) notify Landlord in writing of the same and the precise location thereof.

2. If Mold or Mold Conditions are reasonably suspected to be present at the Premises, Tenant, at its sole cost, shall promptly cause an inspection of the Premises to be conducted to detennine if Mold or Mold Conditions are present at the Premises, and shall notify Landlord, in writing, at least 3 days prior to the inspection, of the date on which the inspection shall occur, and which portion of the Premises shall be subject to the inspection. Tenant shall retain a Mold Inspector to conduct such inspection and shall cause such Mold Inspector to perform the inspection in a manner that is strictly confidential and consistent with the duty of care exercised by a Mold Inspector and to prepare an inspection report, keep the results of the inspection report strictly confidential, and promptly provide a copy to Landlord. Upon the discovery of any Mold or Mold Conditions in or about the Premises, Tenant shall promptly, at Tenant’s sole cost, hire a trained and experienced Mold remediation contractor(s) to completely clean-up and remove from the Premises all Mold or Mold Conditions. All such clean-up, removal and remediation shall be conducted to the satisfaction of any governmental authority with jurisdiction and otherwise in strict compliance with all Mold Remediation Requirements. Such clean-up, removal and remediation shall also include removal and replacement of any infected host materials as well as any repairs and refinishing required as the result of such removal and replacement. Any clean-up, removal and/or other remediation ofMold or any Mold Condition must be completed in its entirety prior to the expiration of this Lease. Notwithstanding the foregoing, Tenant shall not be responsible for any Mold or Mold Condition that Tenant or Tenant’s employees, agents or contractors do not create by their acts or omissions, or, if Tenant was aware of such Mold or Mold Condition, exacerbate. If Tenant fails to perform any of its obligations hereunder then, upon 10 days’ Notice, Landlord shall have the right (but not the obligation) to perform such obligations on behalfofTenant at Tenant’s sole cost and without waiving any rights of Landlord with respect to such situation.

Commons V MOB	Exhibit G, Page 2	(HTA BUILDING NO. 110501)
Naples, FL		HLYK Florida, LLC – Lease

3. “Mold” shall mean any mold, mildew, fungus or other potentially dangerous organisms. “Mold Condition” shall mean the presence or suspected presence of Mold or any condition(s) that reasonably can be expected to give rise to or indicate the presence of Mold, including but not limited to observed or suspected instances ofwater damage or intrusion, the presence ofwet or damp wood, cellular wallboard, floor coverings or other materials, inappropriate climate control, discoloration of walls, ceilings or floors, complaints of respiratory aihnent or eye irritation by Tenant, the Tenant Related Parties or any employees, contractors invitees or other third persons entering upon, using or occupying the Premises, or any portion thereof, at the request or invitation of any of the foregoing, or any notice from a governmental authority of complaints regarding the indoor air quality at the Premises. “Mold Inspector” shall mean an industrial hygienist certified by the American Board of Industrial Hygienists (“CIH”) or an otherwise qualified mold consultant selected by Tenant and reasonably approved by Landlord. “Mold Remediation Requirements” shall mean the relevant provisions of the document “Mold Remediation in Schools and Commercial Buildings (EPA 402-K-01-001, March 2001)”, published by the U.S. Environmental Protection Agency, as may be amended or revised from time to time, or any other Laws.

C. INDEMNIFICATION. If Tenant or any Tenant Related Parties or Tenant contractor breaches the obligations stated in this Exhibit G, or if the presence of Hazardous Substances or Mold (A) on the Property or Building (other than the Premises) is caused or pennitted by Tenant or any Tenant Related Parties or Tenant contractor or (B) on or in the Premises, in either case during the Term, results in contamination of the Premises, Building, Property or any adjacent property, then Tenant shall indemnify, defend, protect and hold Landlord, its agents, representatives, employees, lenders and ground landlord, if any, and the Premises, Building and Property, harmless from and against any and all claims, judgments, damages, penalties, fines, costs, expenses, liabilities, permits, liens or losses (including diminution in value of the Building or Property, damages for the Loss of or restriction on use of space or any amenity in the Building, sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees) which arise during or after the Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration and/or abatement work required by any federal, state or local governmental agency or political subdivision because ofthe foregoing.

Commons V MOB	Exhibit G, Page 3	(HTA BUILDING NO. 110501)
Naples, FL		HLYK Florida, LLC – Lease

EXHIBIT H

STATE LAWRJDER

This Exhibit is attached to and made a part of the MEDICAL OFFICE BUILDING LEASE (the “Lease”) by and between HTA- COMMONS V, LLC, a Delaware limited liability company (“Landlord”), and HLYK FLORIDA, LLC, a Florida limited liability company (“Tenant”), for space in the Building located at 800 Goodlette Road North, Naples, Florida 34102. Capitalized terms used but not defined herein shall have the meanings given in the Lease.

Landlord and Tenant hereby agree that the Lease to which this Exhibit H is attached is a commercial office lease fully negotiated by the parties, at their election, with counsel oftheir choosing. As such, the terms ofthe Lease are intended by both parties to be, to the fullest extent possible, the tenns ofthe Lease. In addition, many statutes or other Laws, some of which conflict with the Terms of the Lease, are intended to apply in the residential context and not to commercial office leases. As such, the parties hereto waive any and all provisions of local, state or federal Jaw, to the full extent waivable, whether statutory or common law, that shall conflict with the express terms ofthe Lease. The foregoing shall include the following waivers ofrights granted under any present and future Law.

1. Security Deposit. Tenant hereby waives any provisions of Law that set forth the procedures by which a security deposit can be held, applied and returned to a tenant by the landlord, including with respect to the transfer of the security deposit to a subsequent landlord or owner. Section 6 ofthe Lease sets forth such procedures.

2. Repairs and Alterations. Tenant hereby waives any provisions of Law that set forth obligations of the landlord and tenant with respect to repairs and maintenance of a leased premises, including remedies for failure to make such repairs or maintain premises. Section 9 and other provisions of the Lease govern such obligations and any and all remedies of the parties under the Lease.

3. Casualty, Condemnation and Remedies/Termination Rights. Tenant hereby waives any remedies, right to abate rent or right to terminate the Lease, whether granted by Law or otherwise, that is inconsistent with the remedies and termination rights expressly granted in the Lease. Any right of Tenant to any remedy, including to terminate the Lease or abate or withhold rent, shall be as expressly provided in the Lease, including after a casualty, condemnation, failure to repair, failure to consent to a transfer, tenant hardship or any other event.

4. Notices. Any notices provided for in the Lease with respect to any default by Tenant shall be, to the extent permitted by Law, in lieu of and not in addition to any notices required by Law to be delivered in connection with such default.

5. Right of Redemption. Tenant waives any and all rights of redemption granted under Law if Landlord obtains the right to possession ofthe Premises due to a Tenant Default.

6. Radon Gas. Radon is a naturally occuning radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida Additional information regarding radon and radon testing may obtained from your county public health unit.

Commons V MOB	Exhibit H, Page 1	(HTA BUILDING NO. 110501)
Naples, FL		HLYK Florida, LLC – Lease

EXH IBIT I

FORM OF GUARANTY OF LEASE

This Exhibit is attached to and made a part ofthe MEDICAL OFFICE BUILDING LEASE (the “Lease”) by and between OTA- COMMONS V, LLC, a Delaware limited liability company (“Landlord”), and HLYK FLORIDA, LLC, a Florida limited liability company (“Tenant”), for space in the Building located at 800 Goodlette Road North, Naples, Florida 34102. Capitalized tenns used but not defined herein shall have the meanings given in the Lease.

FORM ATTACHED TO THIS PAGE

Commons V MOB	Exhibit I, Page 1	(HTA BUILDING NO. 110501)
Naples, FL		HLYK Florida, LLC – Lease

GUARA NTY OF LEASE

THIS GUARA NTY OF LEASE (“Guaranty”) is made as of 04/05, 2019, by HEALTHLYNKED CORP., a Nevada corporation (“Guarantor”), to HTA- COMMONS V, C, a Delaware limited liability company (“Landlord”), with reference to the following facts:

A. Concurrently herewith HLYK FLORIDA, LLC, a Florida limited liability company (“Tenant”) is entering into a commercial lease with Landlord (as may be amended, modified, supplemented or extended from time to time, the “Lease”) for certain premises located at 800 Goodlette Road North, Naples, Florida 34102, as more particularly described in the Lease.

B. Landlord has required that Guarantor guaranty the full and complete performance of the obligations of Tenant under the Lease.

C. Guarantor has agreed to guaranty the performance of Tenant under the Lease on the terms set forth herein. Guarantor hereby acknowledges that it will benefit from the Lease to Tenant, in that partner, member or principal of Tenant.

NOW, THEREFORE, in consideration of the execution of the Lease by Landlord and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees as follows:

1. GUARANTY. Guarantor, jointly and severally, hereby unconditionally guarantees and promises on demand (collectively, the “Tenant’s Obligations”):

(a) to pay to Landlord in lawful money of the United States all rents and other sums reserved in the Lease in the amounts, at the times and in the manner set forth in the Lease;

(b) to perform, at the time and in the manner set forth in the Lease, all of the terms, covenants and conditions therein required to be kept, observed, or perfonned by Tenant;

(c) to pay all debts, liabilities, and other amounts including, without limitation, all Base Rent, Additional Rent, and all other rent as defined in the Lease, due or to become due to Landlord under the Lease, liquidated or unliquidated, and under all bills of sale, evidences of indebtedness, contracts, or any other instruments or security to which Landlord and Tenant are parties, if any, or in which obligations run from Tenant to Landlord or which are delivered to Landlord in connection with the leasing transaction or transactions contemplated by the Lease (all of which bills of sale, evidences of indebtedness, contracts, other instruments, and security are hereinafter collectively called “Other Agreements”); and

(d) to perform, at the times and in the manner set forth in the Other Agreements, all of the terms, covenants and conditions therein required to be kept, observed, or performed by Tenant.

This Guaranty is a guaranty of payment and perfonnance of Tenant’s obligations under the Lease and Other Agreements, and not of collectability. Guarantor hereby agrees to indemnify, defend and hold Landlord harmless from any and all liabilities, losses, damages, costs and expenses (including but not limited to reasonable attorneys’ fees), by reason of a breach or default under the Lease by Tenant or any assignee of the Lease.

2. PAYMENT AND PERFORMANCE OE LEASE OBLIGATIONS. Guarantor shall pay all of the foregoing amounts and perfonn all of the foregoing terms, covenants, and conditions notwithstanding that the Lease or any of the Other Agreements shall be void or voidable as against Tenant or any of Tenant’s creditors, including a trustee in bankruptcy of Tenant, by reason ofany fact or circumstance including, without limiting the generality ofthe foregoing, failure by any person to file any document or to take any other action to make the Lease or any ofthe Other Agreements enforceable in accordance with their terms. Guarantor hereby waives any right it may have to claim that the underlying obligations of Tenant under the Lease are unenforceable.

Commons V MOB	Exhibit I, Page 2	(HTA BUILDING NO. 110501)
Naples, FL		HLYK Florida, LLC – Lease

3. TERM. This Guaranty is a continuing one and shall terminate only on ninety-five (95) days following the full payment of all rents and all other sums due under the Lease and the Other Agreements and the performance of all of the terms, covenants, and conditions therein required to be kept, observed, or performed by the Tenant, including such payment and performance under agreements made a part of said Lease after the satisfaction of all obligations under the Lease and all earlier agreements with respect thereto.

4. AUTHORIZATION. Guarantor authorizes Landlord, without notice or demand, and without affecting Guarantor’s liability hereunder, from time to time to:

(a) change the amount, time, or manner of payment ofrent or other sums reserved in the Lease and Other Agreements;

(b) extend, accelerate or otherwise change any of the terms, covenants, conditions, or provisions of the Lease and Other Agreements;

(c) amend, modify, change, extend, renew, or supplement the Lease and Other Agreements;

(d) assign Landlord’s interest in the Lease and Other Agreements or the rents and other sums payable under the Lease and Other Agreements;

(e) consent to Tenant’s assignment of the Lease and Other Agreements or to the sublease of all, or any portion, oftbe premises covered by the Lease;

(f) take and hold security for the payment of this Guaranty or the performance of the Lease and Other Agreements, and exchange, enforce, waive, and release any such security; and

(g) apply such security and direct the order or manner of sale thereof as Landlord in its discretion may determine.

5. NO RELEASE. Guarantor shall not be released by any act or event which might, but for this provision of this Guaranty, be deemed a legal or equitable discharge of a surety, or by reason of any waiver, extension, modification, forbearance or delay or other act or omission of Landlord or its failure to proceed promptly or otherwise as against Tenant or Guarantor, or by reason of any action taken or omitted or circumstance which may or might vary the risk or affect the rights or remedies of Guarantor as against Tenant, or by reason of any further dealings between Tenant and Landlord, whether relating to the Lease or otherwise, and Guarantor hereby expressly waives and sun-enders any defense to its liability hereunder based upon any of the foregoing acts, omissions, things, agreements, waivers or any of them; it being the purpose and intent of this Guaranty that the obligations of Guarantor hereunder are absolute and unconditional under any and all circumstances.

6. BANKRUPTCY EVENTS, PREFERENTIAL PAYMENTS. Guarantor agrees that in the event of institution by or against Tenant of bankruptcy, reorganization, readjustment, receivership or insolvency proceedings of any nature, and ifin any such proceedings the Lease shall be terminated or rejected, or the obligations ofthe Tenant thereunder shall be modified, the Guarantor agrees, that it will continue to pay rents as they become due and continue to perform all obligations of Tenant under the Lease. Guarantor’s obligation to make payments in accordance with the terms of this Guaranty shall not be impaired, modified, released or limited in any manner whatsoever by any impainnent, modification, release or limitation of the liability of the Tenant or its estate in bankruptcy resulting from the operation of any present or future provision of the Bankruptcy Code or other statute, or from the decision of any court.

Guarantor further agrees that to the extent Tenant or Guarantor makes any payment to Landlord in connection with the Tenant’s Obligations and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by Landlord or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (any such payment is hereinafter referred to as a “Preferential Payment”), then this Guaranty shall continue to be effective or shall be reinstated, as the case may be, and, to the extent of such payment or repayment by Landlord, the Tenant’s Obligations or part thereof intended to be satisfied by such Preferential Payment shall be revived and continued in full force and effect as if said Preferential Payment had not been made.

Commons V MOB	Exhibit I, Page 3	(HTA BUILDING NO. 110501)
Naples, FL		HLYK Florida, LLC – Lease

7. ASSIGNMENT. Landlord may, without notice, assign this Guaranty in whole or in part in conjunction with an assignment of Landlord’s interest in the Lease. Guarantor shall not assign this Guaranty without the prior written consent of Landlord and no assignment of this Guaranty shall waive or release any obligation of Guarantor hereunder.

8. WAIVER OF DEFENSES. If Tenant does not pay any sum when due under the Lease or the Other Agreements or perform any other obligation Tenant is obligated to perform pursuant to the terms of the Lease or the Other Agreements, Landlord, in its sole discretion, may proceed directly against Guarantor under this Guaranty without first proceeding against Tenant or exhausting any of its rights or remedies against Tenant. Guarantor waives and relinquishes all rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage ofany such rights or remedies including, but not limited to:

(a) any right to require Landlord to (i) proceed against Tenant or any person, (ii) proceed against or exhaust any security held from Tenant or pursue any other remedy in Landlord’s power before proceeding against Guarantor, or (iii) notify Guarantor of any default by Tenant in the payment of any rent or other sums reserved in the Lease or Other Agreements or in the performance of any term, covenant, or condition therein required to be kept, observed, or performed by Tenant.

(b) any defense arising by reason of any disability or other defense of Tenant or by reason of the cessation from any cause whatsoever ofthe liability of Tenant, excepting only a tennination of Tenant’s obligations under the Lease and Other Agreements with Landlord’s prior written consent; under the Lease;

(c) the defense ofthe statute oflimitations in any action hereunder or in any action by Landlord

(d) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or persons or the failure of Landlord to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person or persons;

(e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

(f) any right to plead that it is the alter ego of Tenant as a defense to its liability hereunder or the enforcement of this Guaranty;

(g) any duty on the part of Landlord to disclose to Guarantor any facts Landlord may now or hereafter know about Tenant, regardless of whether Landlord has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume or has reason to believe that such facts are unknown to Guarantor or has a reasonable opportunity to communicate such facts to Guarantor, it being understood and agreed that Guarantor is fully responsible for being and keeping informed of the financial condition of Tenant and of all circumstances bearing on the risk ofnon-payment or non-perfonnance of any obligations hereby guaranteed; and

(h) any defense arising because of Landlord’s election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 111 l(b)(2) of the Bankruptcy Code.

Without limiting the generality of the foregoing or any other provisions hereof, Guarantor expressly waives any and all benefits which might otherwise be available to Guarantor under applicable state law.

Commons V MOB	Exhibit I, Page 4	(HTA BUILDING NO. 110501)
Naples, FL		HLYK Florida, LLC – Lease

9, WAIVER OF SUBROGATION.

(a) Notwithstanding any other provision of this Guaranty to the contrary, until the obligations of Tenant under the Lease are fully performed and paid, Guarantor hereby waives any claims or other rights which Guarantor may now have or hereafter acquire against Tenant or any other guarantor of all or any of Tenant’s Obligations, which claims or other rights arise from the existence or performance of Guarantor’s obligations under this Guaranty or the Lease (all such claims and rights are referred to as “Guarantor’s Conditional Rights”), including, without limitation, any right of subrogation, any right of surety, reimbursement, exoneration, contribution, or indemnification, any right to participate in any claim or remedy ofLandlord against Tenant or any collateral which Landlord now has or hereafter acquires, including without limitation, the right to take or receive from Tenant payment or security in any form whatsoever on account of such claim or other rights. If, notwithstanding the foregoing provisions, any amount shall be paid to Guarantor on account of any Guarantor’s Conditional Rights and either (i) such amount is paid to Guarantor at any time when Tenant’s Obligations shall not have been paid or performed in full, or (ii) regardless ofwhen such amount is paid to Guarantor, any payment made by Tenant to Landlord is at any time detennined to be a Preferential Payment, then such amount paid to Guarantor shall be held in trust for the benefit of Landlord and shall forthwith be paid to Landlord to be credited and applied upon Tenant’s Obligations, whether matured or unmatured, in such order as Landlord, in its sole and absolute discretion, shall determine. In addition, Guarantor waives all presentments, demands for performance, notices ofnonperformance, protests, notices ofprotests, notices of dishonor, and notices of acceptance ofthis Guaranty.

(b) To the extent that any of the provisions of Section IO(a) above shall not be enforceable, Guarantor agrees that until such time as Tenant’s Obligations have been paid and performed in full and the period of time has expired during which any payment made by Tenant or Guarantor to Landlord may be determined to be a Preferential Payment, Guarantor’s Conditional Rights to the extent not validly waived shall be subordinate to Landlord’s right to full payment and performance of Tenant’s Obligations, and Guarantor shall not enforce Guarantor’s Conditional Rights during such period

10. ALURE TO_ACT ORDELAY; CUMULATIVE REMEDIES. No failure or delay on Landlord’s part in exercising any power, right or privilege against Tenant or Guarantor shall impair or be construed as a waiver of any such power, right or privilege. All remedies of Landlord against Tenant and Guarantor are cumulative.

11. AUTHORITY. Guarantor represents and warrants to Landlord that Guarantor has the power, capacity and authority to execute and deliver this Guaranty and to perform its obligations pursuant to this Guaranty.

12. KNOWLEDGE. Guarantor hereby represents and warrants to Landlord that Guarantor has had the opportunity to review the matters discussed and contemplated by the Lease and the Other Agreements, including the remedies Landlord may pursue against Tenant in the event of a default under the Lease and the Other Agreements, and Tenant’s financial condition and ability to perform under the Lease and the Other Agreements. Guarantor agrees to keep fully informed on all aspects of Tenant’s financial condition and the performance of Tenant’s obligations to Landlord and acknowledges and agrees that Landlord has no duty to disclose to Guarantor any information pertaining to Tenant.

13. FINANCIAL STATEMENTS. Guarantor hereby represents and warrants to Landlord that (a) the financial statements previously delivered to Landlord are the most recent financial statements of Guarantor and are true and complete, (b) no material adverse change in Guarantor’s net worth has occurred since the date of such financial statements, and (c) such financial statements accurately represent Guarantor’s current financial condition. In addition, upon request from time to time, Guarantor agrees to provide to Landlord, within fifteen (15) days of written request, current financial statements for Guarantor, dated no earlier than one (1) year prior to such request, certified as accurate by Guarantor or, if available, audited financial statements prepared by an independent certified public accountant with copies ofthe auditor’s statement.

14. RELIANCE. Guarantor, jointly and severally, acknowledges that Landlord is relying upon Guarantor’s covenants herein in entering into the Lease with Tenant, and Guarantor undertakes to perform its obligations hereunder promptly and in good faith. Guarantor further acknowledges that Landlord would not execute the Lease if Guarantor did not execute and deliver to Landlord this Guaranty of Lease. Guarantor agrees to provide to Landlord, within fifteen (15) days of written request from time to time, current financial statements for Guarantor or, if available, audited financial statements prepared by an independent certified public accountant with copies ofthe auditor’s statement.

Commons V MOB	Exhibit I, Page 5	(HTA BUILDING NO. 110501)
Naples, FL		HLYK Florida, LLC – Lease

I5. ATTORNEYS’ FEES. Guarantor shall pay reasonable attorney’s fees and all other costs and expenses which may be incurred by Landlord in the enforcement of this Guaranty.

16. INDEPENDENT OBLIGATIONS. The obligations of Guarantor under this Guaranty are independent ofthe obligations of Tenant. A separate action or actions may be brought and prosecuted against Guarantor, whether or not an action is brought against Tenant or whether Tenant is joined in any such action or actions.

17. SUCCESSORS AND ASSIGNS. This Guaranty shall inure to the benefit ofLandlord, its successors and assigns, and shall be binding on the heirs, personal representatives, successors and assigns of Guarantor.

18. CHOICE OE LAV; VENUE. This Guaranty shall be governed by and interpreted according to the laws of the state where the Building (as defined in the lease) is located. In any action brought under or arising out of this Guaranty, Guarantor hereby consents to the jurisdiction of any competent court within the state where the Building is located and consents to service of process by any means authorized by the Jaw of the state where the Building is located.

19. SEVERABILITY. If any provision or portion of this Guaranty is declared or found by a court of competentjurisdiction to be unenforceable or null and void, such provision or portion thereof shall be deemed stricken and severed from this Guaranty, and the remaining provisions and portions thereof shall continue in full force and effect.

20. NOTICES. All notices, statements, reports or other communications required or permitted hereunder (individually, a “Notice”) shall be in writing and shall be given to such party at its address set forth below or such address as such party may hereafter specify for the purpose by Notice to the other party listed below. Each Notice shall be deemed delivered to the party to whom it is addressed (a) if personally served or delivered, upon delivery, (b) if given by certified or registered mail, return receipt requested, deposited with the United States mail with first-class postage prepaid, seventy-two (72) hours after such Notice is deposited with the United States mail, (c) if given by overnight courier with courier charges prepaid, twenty-four (24) hours after delivery to said overnight courier, or (d) if given by any other means, upon delivery when delivered at the address specified below.

lf to Landlord:	If to Guarantor:

16435 North Scottsdale Road, Suite 320

Scottsdale, AZ 85254

Telephone: (480) 998-3478

Fax: (480) 991-0755

Attn: Chief Executive Officer

And with copies by electronic mail to:

SCOTTPETERS@HTAREIT.COM

AND

AMANDAHOUGHTON@HTAREIT.COM

1726 Medical Boulevard, Suite 101 Naples, FL 34110

21. ENTIRE AGREEMENT. This Guaranty constitutes the entire and exclusive agreement between Landlord and Guarantor and may be amended, modified or revoked only by an instrument in writing signed by both Landlord and Guarantor. Landlord and Guarantor agree that all prior or contemporaneous oral understandings, agreements or negotiations relative to the guaranty are merged into and revoked by this instrument and no representation, understanding, promise or condition concerning the subject matter hereof shall be binding upon Landlord unless expressly stated herein.

22. REVIEW OF GUARANTY. GUARANTOR HEREBY ACKNOWLEDGES THAT GUARANTOR HAS BEEN AFFORDED THE OPPORTUNITY TO READ THIS DOCUMENT CAREFULLY AND TO REVIEW IT WITH AN ATTORNEY OF GUARANTOR’S CHOICE BEFORE SIGNING IT. GUARANTOR

Commons V MOB	Exhibit I, Page 6	(HTA BUILDING NO. 110501)
Naples, FL		HLYK Florida, LLC – Lease

ACKNOWLEDGES HAVING READ AND UNDERSTOOD THE MEANING AND EFFECT OF THIS DOCUMENT BEFORE SIGNING IT.

[SIGNATURES ON NEXT PAGE]

Commons V MOB	Exhibit I, Page 7	(HTA BUILDING NO. 110501)
Naples, FL		HLYK Florida, LLC – Lease

IN WITNESS WHEREOF, the undersigned has duly executed this Guaranty as of /10/ 8 , 2019.

GUARANTOR:

HEALTHLYNKED CORP.,
a Nevada corporation

By: 44,, zap

Name: r

Date: -/e/ 9

WITNESSES:

[redacted]

Print Name: Kelly Potter

GUARANTOR ACKNOWLEDGMENTS

STATE OF mi.ad

COUNTY OF Kol/'ec)ss:

On this the ____ day of /loci , 20/ , before me a Notary Public duly authorized in and for the said County in the State aforesaid to take acknowledgments personally appeared begsgo 1a Q'1acy known to me to be the CO of HEALTHLYNKED CORP., a Nevada corporation, one of the parties described in the foregoing instrument, and acknowledged that as such officer, being authorized so to do, (s)he executed the foregoing instrument on behalf of said corporation by subscribing the name of such corporation by himself/herself as such officer and caused the corporate seal of said corporation to be affixed thereto, as a free and voluntary act, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

My Commission Expires: 11/23/2022

TYLER JEFFERSON BROWN
NOTARY
My Comm. Expires November 23, 2022
No. GG 276697
PUBLIC
STATE OF FLORIDA

Commons V MOB
Naples, FL

Exhibit I, Page 7

(HTA BUILDING NO. 110501)
HLYK Florida, LLC -- Lease

Commons V MOB	Exhibit I, Page 8	(HTA BUILDING NO. 110501)
Naples, FL		HLYK Florida, LLC – Lease

JUNE 28, 2022

AMENDED AND RE STATED FIRST AMENDMENT TO MEDICAL OFFICE BUILDING LEASE

THIS AMENDED AN D RE STATED FIRST AMENDMENT TO MEDICAL OFFICE BUILDING LEASE (the ’Amendment’) is made and entered into as of July 13, 2022 (the “Amendment Date”), by and between HTA- COMMONS V, LLC, a Delaware limited liability company (“Landlord”), and HLYK FLORIDA, LLC, a Florida limited liability company (“Tenant”).

RECITALS

A. Landlord and Tenant are parties to that certain Medical Office Building Lease dated as of April 5, 2019 (the “Original Lease”), as amended by that certain First Amendment to Medical Office Building Lease dated as of May 4, 2022, for space currently containing approximately 4,060 rentable square feet described as Suite No. 270, consisting of approximately 2,617 rentable square feet, Suite No.160, consisting of approximately 1,075 rentable square feet and Suite No. 250-S containing approximately 368 rentable square feet (the “Premises”) of the building commonly known as Commons V Medical Office Building, located at 800 Goodlette Road, Naples, Florida 34102 (the “Building”).

B. The Original Lease, as previously assigned or amended as stated above, may be referred to collectively, as the “Lease; and references to the “Lease” shall also be deemed to include the Lease as amended herein after the date of full execution and delivery of this Amendment by both parties hereunder.

C. The term of the Lease commenced on April 16, 2019, and has a current expiration date of May 31, 2022.

D. Tenant and Landlord mutually desire that the Lease be further amended on and subject to all the terms and conditions hereinafter set forth in this Amendment to extend the Term of the Lease.

E. Tenant and Landlord have had no dealings with any real estate broker or agent in connection with this Amendment, except None (“Landlord’sBroker”) and None (“Tenant’s_Broker” and together with Landlord’s Broker, the “Broker(s)”).

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. Effective Date. This Amendment shall become effective upon the date fully executed and delivered by the parties hereunder, as indicated by the Amendment Date in the preamble of this Amendment, and shall continue in effect as expressly provided herein, or until otherwise amended by the parties in writing or until the expiration or sooner termination of the Lease.

2. Extension. The Term of the Lease is hereby extended beginning on June 1, 2022 (the “Extension Date”), and ending on May 31, 2025 (the “Extended Termination Date”), unless sooner terminated in accordance with the terms of the Lease. That portion of the Term commencing on the Extension Date and ending on the Extended Termination Date shall be referred to herein as the “Extended Term”.

Commons V MOB Naples, FL HRG	(HTABUILDINGNO.110501) HLYK Florida, LLC -Amended and Restated First Amendment

3. Base Rent.

3.1 Suite Nos. 270 and 160. As of the Extension Date, the schedule of Base Rent payable with respect to Suite No. 270 and Suite No. 160 during the Extended Term is the following:

	Annual Rent
	Per Rentable	Monthly
Period	Square Foot	Base Rent

June 1, 2022 - May 31, 2023	$19.79	$6,088.72
June 1, 2023 - May 31, 2024	$20.38	$6,270.25
June 1, 2024 - May 31, 2025	$21.00	$6,461.00

3.2 Suite No. 250-S. As of the Extension Date, the schedule of the License Fee payable with respect to Suite No. 250-S during the Extended Term is the following:

	Annual Rent
	Per Rentable	Monthly
Period	Square Foot	Base Rent

June 1, 2022 - May 31, 2023	$19.79	$606.89
June 1, 2023 - May 31, 2024	$20.38	$624.99
June 1, 2024 - May 31, 2025	$21.00	$644.00

All such Base Rent shall be payable by Tenant to Landlord at Landlord’s notice address and otherwise in accordance with the terms of the Lease. In addition to the monthly Base Rent, Tenant shall also pay all rental taxes and other amounts as set forth in the Lease.

4. Additional Rent. During the Extended Term, Tenant shall continue to pay for all additional amounts and Additional Rent set forth in the Lease, including, but not limited to, Tenant’s Pro Rata Share ofOperating Expenses.

5. Notices. Landlord’s address for notices under the Lease shall be as follows:

16435 North Scottsdale Road, Suite 320

Scottsdale, AZ 85254

Telephone: (480) 998-3478

Fax: (480) 991-0755

Attn: Chief Executive Officer

And with copies by electronic mail to:

LeaseNotices@htareit.com

All payments required to be made by Tenant under the Lease shall be delivered as instructed by Landlord in writing.

6. No Additional Security Deposit. No additional Security Deposit shall be required in connection with this Amendment.

Commons V MOB	1	(HTABUILDINGNO.110501)
Naples, FL		HLYK Florida, LLC - Amended and Restated First Amendment

7. Condition of Premises.

7.1 Existing Condition. Tenant is currently in possession of the Premises and accepts the same “as is” without any agreements, representations, understandings or obligations on the part ofLandlord to perform any alterations, repairs or improvements, except as may be expressly provided otherwise in this Amendment. All improvements or allowances to have been provided by Landlord to the Premises under the Original Lease or any prior amendment thereto were completed by Landlord and Landlord has no further obligation with respect to such improvements or allowances.

7.2 Responsibility for Improvements to Premises. Any construction, alterations or improvements to the Premises shall be performed by Tenant, at its sole cost and expense, using contractors selected by Tenant and approved by Landlord and shall be governed in all respects by the provisions of Section 9 of the Lease.

8. Representations and Warranties. Tenant hereby represents, warrants and agrees that: (1) there exists no breach, default, or event of default by Landlord under the Lease, or any event or condition which, with notice or passage of time or both, would constitute a breach, default or event of default by Landlord under the Lease; (2) the Lease continues to be a legal, valid and binding agreement and obligation of Tenant; (3) Tenant has no current offset or defense to Tenant’s performance or obligations under the Lease; and (4) Tenant has not assigned, sublet, transferred, mortgaged or in any other way encumbering its interest in the Lease.

9. Miscellaneous.

9.1 This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. The parties hereunder agree that there have been no additional oral or written representations or agreements regarding the Lease or this Amendment except as expressly provided herein. The parties further agree that any free rent, rent abatement (except with respect to an event of casualty or otherwise granted as other than an inducement to enter into the Lease), improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided to Tenant in connection with entering into the Lease have now expired unless specifically set forth in this Amendment, and such incentives as were granted under the Original Lease or any prior amendment thereto shall have no application going forward. In addition, any and all options granted to Tenant under the Original Lease or any prior amendment thereto, including any extension, expansion, reduction, termination or other option whatsoever, or any right of first refusal or right of first offer, have previously been exercised or waived or have expired except as follows: NONE. Any such previously exercised, expired or waived option or right shall be of no further force or effect after the date of this Amendment.

9.2 Upon the Amendment Date, the First Amendment to Medical Office Building Lease shall be amended and restated in its entirety and be of no further force and effect, and shall be superseded and replaced in its entirety by this Amendment.

9.3 The parties hereby ratify the Lease, including each of any prior amendments thereto. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

9 .4 Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

9.5 This Amendment (and any subsequent amendment or consent provided in connection with the Lease) may be executed in any number of identical counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken together as one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Any signature page of this Amendment may be detached from any counterpart of this Amendment without impairing the legal effect of any signatures thereon and may be attached to another counterpart hereof. Counterparts of this Amendment may be exchanged via electronic means, and a facsimile of any party’s signature shall be deemed to be an original signature for all purposes.

Commons V MOB	2	(HTABUILDINGNO.110501)
Naples, FL		HLYK Florida, LLC - Amended and Restated First Amendment

9.6 All obligations, covenants and indemnities set forth in the Lease which contemplate the payment of sums or the performance by Tenant following any termination or expiration of the Lease with respect to obligations accrued prior to such termination or expiration, or which may continue to accrue, including specifically, but not limited to, the covenants and indemnities set forth with respect to payments of rent owed, including any additional rent, and Tenant’s obligations, covenants and indemnities set forth with respect to indemnity, holdover, surrender of the Premises, brokers, any alterations or tenant improvements, environmental conditions, and all representations and warranties of Tenant, shall survive the expiration or sooner termination of the Lease. Time is of the essence with respect to Tenant’s exercise of any right granted to Tenant and any obligations to be performed hereunder by Tenant, including the payment ofrent.

9.7 The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

9.8 Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment other than Tenant’s Broker. Tenant agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers other than Tenant’s Broker claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Am endment other than Landlord’s Broker. Landlord agrees to indemnify and hold Tenant, its members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Landlord in connection with this Am endment.

9.9 At Landlord’s option, this Amendment shall be of no force and effect unless and until accepted by any guarantors of the Lease, who by signing below shall agree that their guaranty shall apply to the Lease as amended herein, unless such requirement is waived by Landlord in writing.

9.10 The undersigned signatories of Tenant each represent and warrant to Landlord, and agree, that such individual executing this Am endment on behalf of Tenant is authorized to do so on behalf of Tenant.

9.11 If Landlord retains an attorney or institutes legal proceedings due to Tenant’s failure to pay rent when due or perform any of its other obligations under the Lease, then Tenant shall be required to pay additional rent in an amount equal to the reasonable attorneys’ fees and costs actually incurred by Landlord in connection therewith. Notwithstanding the foregoing, in any action or proceeding between Landlord and Tenant, including any appellate or alternative dispute resolution proceeding, the prevailing party shall be entitled to recover from the non• prevailing party all of its costs and expenses in connection therewith, including reasonable attorneys’ fees actually incurred.

[SIGNATURES ON NEXT PAGE]

Commons V MOB	3	(HTABUILDINGNO.110501)
Naples, FL		HLYK Florida, LLC - Amended and Restated First Amendment

IN WITNESS WHERE OF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:

HTA - COMMONS V, LLC,

a Delaware limited liability company

By:	/s/ Robert Milligan
Name:	Robert Milligan
Title:	Authorized Signatory

Dated:________________________________

TENANT:

HLYK FLORIDA, LLC,

a Florida limited liability company

By:	/s/ George O’Leary
Name:	George O’Leary
Title:	Chief Financial Officer

Dated: July 13, 2022

83-3443482
Tenant’s Tax ID Number (FEIN)

Commons V MOB	4	(HTABUILDINGNO.110501)
Naples, FL		HLYK Florida, LLC - Amended and Restated First Amendment

Guarantor Ratification

The undersigned guarantor hereby acknowledges and agrees to the foregoing Amendment to the Lease and confirms that the obligations guaranteed by the undersigned include the obligations of Tenant as amended by the foregoing Amendment.

ACKNOWLEDGED AND AGREED:

Guarantor:

HEALTHLYNKED CORP.,
a Nevada corporation

By:	/s/ George O’Leary
Name:	George O’Leary
Title:	Chief Financial Officer

Dated: July 13, 2022

Commons V MOB	5	(HTABUILDINGNO.110501)
Naples, FL		HLYK Florida, LLC - Amended and Restated First Amendment